Exhibit (10)(k)




                                      LEASE

                                     between

                          CD STATION, LLC, as Landlord

                                       and

                     STARTECH ENVIRONMENTAL CORP., as Tenant



                               15 Old Danbury Road
                               Wilton, Connecticut

                               September 16, 1999

                                TABLE OF CONTENTS

ARTICLE 1.        GRANT......................................................1

ARTICLE 2.        TERM.......................................................1

ARTICLE 3.        COMPLETION AND OCCUPANCY OF THE PREMISES...................2

ARTICLE 4.        RENT AND SECURITY..........................................6

ARTICLE 5.        ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE TAXES AND
                  OPERATING EXPENSES.........................................8

ARTICLE 6.        SERVICES AND UTILITIES....................................13

ARTICLE 7.        CONDUCT OF BUSINESS BY TENANT.............................16

ARTICLE 8.        ALTERATIONS, IMPROVEMENTS AND SIGNAGE.....................18

ARTICLE 9.        INSURANCE.................................................20

ARTICLE 10.       CASUALTY..................................................23

ARTICLE 11.       CONDEMNATION..............................................24

ARTICLE 12.       ASSIGNMENT AND SUBLETTING.................................25

ARTICLE 13.       DEFAULTS AND REMEDIES.....................................28

ARTICLE 14.       NONDISTURBANCE AND RIGHTS OF MORTGAGE HOLDERS.............32

ARTICLE 15.       NOTICES...................................................34

ARTICLE 16.       MISCELLANEOUS.............................................34

ARTICLE 17.       EXTENSION RIGHT...........................................37

List of Exhibits

Exhibit A       Premises
Exhibit B       Legal Description
Exhibit C-1     Tenant Standards
Exhibit C-2     Tenant's Space Plan
Exhibit D       Cleaning Specifications
Exhibit E       Rules and Regulations
Exhibit F       Subordination, Nondisturbance and Attornment Agreement
Exhibit G       Form of Tenant Estoppel Certificate

                                      LEASE
                                      -----


This Lease is made and entered into as of September 16, 1999, by and between CD STATION, LLC, a Delaware limited liability company, with its principal place of business at c/o The Davis Companies, One Appleton Street, Boston, Massachusetts 02116 (the "Landlord") and STARTECH ENVIRONMENTAL CORP., a Colorado corporation with its principal place of business at 79 Old Ridgefield Road, Wilton, Connecticut 06897 (the "Tenant").

                                ARTICLE 1. GRANT

     1.01 Premises. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, certain space shown on Exhibit A attached hereto and made a part hereof, containing 5,800 rentable square feet in area (hereinafter referred to as the "Premises"), situated on the second floor of the office building located at 15 Old Danbury Road, Wilton, Connecticut (the "Building"). The Premises, Building, the "Common Areas" (defined below) and the land upon which the same are located, which is legally described in Exhibit B (the "Land"), together with all other improvements thereon and thereunder are collectively referred to as the "Project".

     1.02 Common Areas. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term "Common Areas" as used herein will include all areas and facilities outside the Premises that are provided and designated by Landlord for general use and convenience of Tenant and other tenants. Common Areas include but are not limited to the fitness center, cafeteria, hallways, lobbies, stairways, elevators, pedestrian sidewalks, landscaped areas, loading areas, roadways, parking areas, rights of way, walking and jogging paths, if any.

     1.03 Parking. Tenant shall be entitled to use the parking facilities at the Building in common with other Building tenants, but such right shall be limited to three (3) non-exclusive tenant parking spaces for each 1,000 rentable square feet demised hereunder, and Landlord agrees that one (1) of such parking spaces shall be an uncovered, reserved parking space located in the parking lot at the front of the Building. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord may designate parking spaces in the Common Areas for the handicapped and visitors to the Building and other tenants.

                                 ARTICLE 2. TERM

     2.01 Lease Term.
          ----------

         (a) The Premises are leased for a term to commence on the "Commencement Date" (as defined in Section 3.02) and shall end on the date (the "Expiration Date") that is five (5) Lease Years after the Commencement Date unless sooner terminated as herein provided. If Tenant exercises its option to extend the term pursuant to Section 17.01, the Expiration Date shall be extended in accordance with Article 17 hereof (the initial term hereof, and as so extended, the "Term"). If Landlord gives and Tenant accepts possession prior to the Commencement Date, such occupancy shall be subject to all the terms and conditions of this Lease and rent and other charges shall be prorated to the date that Tenant takes possession of the Premises.

         (b) The first "Lease Year" shall begin on the date hereof and shall end on the last day of the twelfth (12th) full calendar month following the Commencement Date. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year except that the final Lease Year shall end on the Expiration Date.

     2.02 Holdover Tenancy. Tenant acknowledges that if it fails to deliver possession of the Premises to Landlord upon the expiration or sooner termination of this Lease, Landlord shall incur substantial economic loss. In the event that Tenant shall hold the Premises, or any part thereof, after the expiration of the Lease Term without the prior written consent of the Landlord, such holding shall constitute and be construed as a tenancy at will only at a daily rental equal to 125% of the daily Annual Base Rent payable during the last month of the Lease Term, plus 100% of the daily rate of Additional Rent and other sums due under this Lease during the last month of the Lease Term; provided, however, if Tenant does not surrender possession of the Premises within thirty (30) days following written notice form Landlord that it requires surrender of the Premises, then the daily rental rate for Annual Base Rent shall increase to 175% of the daily Annual Base Rent payable during the last month of the Lease Term. In addition to such increased rental payment and any other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, both direct and consequential liabilities and damages of Landlord arising from claims made by any succeeding tenant arising due to such failure. Nothing contained herein shall be construed as Landlord's consent for Tenant's holdover.

               ARTICLE 3.COMPLETION AND OCCUPANCY OF THE PREMISES

     3.01 Tenant's Leasehold Improvements.
          -------------------------------

          (a) Condition of the Premises and the Building. Landlord will "substantially complete" (as defined below) construction of leasehold improvements to prepare the Premises for Tenant's initial occupancy (the "Initial Leasehold Improvements") subject to the terms and conditions of this
Article 3. Construction of the Initial Leasehold Improvements (inclusive of the cost of all architectural, engineering and space planning services and related plans, drawings and permits) shall be at Tenant's sole cost and expense, but subject to application of the "Planning Allowance" (as defined in subsection (b) below) and the "Tenant Allowance" (as defined in subsection (e) below). The Initial Leasehold Improvements shall be of the same or better quality as Landlord's tenant improvement standards for the Building, a copy of which is attached as Exhibit C-1.

          (b) Preparation of Tenant's Plans. Landlord shall enter into a contract with Antinozzi Associates or another architect reasonably satisfactory to Tenant (the "Architect") for the Initial Leasehold Improvements; and Landlord shall enter into a construction contract with John Moriarity Associates, a licensed contractor, chosen by Landlord for such work ("Landlord's Contractor"). The expense of the Architect and Landlord's Contractor shall be Tenant's responsibility and a part of the "Work Cost" defined below. Tenant has submitted and Landlord has approved Tenant's space plan for the Initial Leasehold Improvements, a copy of which is attached hereto as Exhibit C-2 (the "Tenant's Plans"). The Tenant's Plans shall comply with the requirements of all federal, state and local codes and ordinances and the rules, regulations and requirements of any governmental authority having jurisdiction over the Initial Leasehold Improvements and the Building (the "Governmental Requirements"). Following delivery and approval of Tenant's Plans, Landlord shall have the Architect prepare detailed architectural drawings and specifications (the "Final Plans") for the Initial Leasehold Improvements consistent with Tenant's Plans, as approved by Landlord. Landlord agrees that its Architect will prepare architectural documents for Tenant at Landlord's expense, subject to a maximum expense of $8,700.00 (i.e., $1.50 per rentable square foot of space in the Premises) (the "Planning Allowance"). Landlord will have its subcontractors provide the design for the HVAC, electrical and plumbing systems consistent with Tenant's design requirements for the Initial Leasehold Improvements in connection with Architect's preparation of the Final Plans, unless Tenant decides to retain its own engineering consultant for such purpose. If the Landlord's cost to prepare the architectural documents exceeds the Planning Allowance, Tenant shall pay Landlord any excess costs incurred by Landlord within ten (10) days following Landlord's delivery of its invoice for such excess costs.

          (c) Approval of Final Plans. Tenant shall review the Final Plans within two (2) business days following submission by Landlord and notify Landlord in writing within such 2-day period of Tenant's approval or disapproval. If Tenant disapproves any portion of such Final Plans, such disapproval notice shall state the reasons therefor in reasonable detail. If Tenant disapproves any portion of such Final Plans, Landlord shall revise such Final Plans to incorporate Tenant's comments and required revisions and resubmit the same to Tenant, and Tenant shall review such revised Final Plans within two
(2) business days following submission thereof by Landlord and provide any comments to Landlord in writing within such 2-day period. Tenant agrees to use its best efforts to conclude its approval of the Final Plans upon Landlord's delivery of the second set of Final Plans, if not sooner. Tenant acknowledges that Landlord's Contractor cannot commence construction of the Initial Leasehold Improvements until Tenant has finally approved the Final Plans (as the same may have been revised in response to Tenant's review). The date such Final Plans are approved by Tenant is the "Final Plan Approval Date" and such approved Final Plans are the "Approved Plans". Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to Initial Leasehold Improvements and any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or their compliance with Governmental Requirements. Any changes in the Approved Plans shall require resubmission of detailed plans and drawings describing such changes to Landlord and shall require Landlord's prior approval.

          (d) Tenant's Construction Allowance. The Initial Leasehold Improvements shall be constructed by Landlord at Tenant's sole cost and expense in accordance with the Approved Plans. Tenant shall receive from Landlord an allowance (the "Tenant Allowance") of up to, but not exceeding, $116,000.00 (i.e., $20.00 per rentable square foot of the Premises leased hereby), which Tenant Allowance shall be used solely to contribute toward payment of the cost of the architectural and engineering services needed to prepare the Approved Plans, the cost of the labor and materials to construct the Initial Leasehold Improvements in accordance with the Approved Plans, and related permit and license fees (the "Work Cost"). Landlord will provide Tenant with a written estimate of the Work Cost based upon the Approved Plans (the "Work Cost Statement"). Tenant agrees to review and approve the Work Cost Statement and the subcontractors' bids within forty-eight (48) hours following Landlord's delivery thereof. Landlord will notify Tenant in writing of the projected "Occupancy Date" (as defined below) within five (5) business days following Tenant's approval of the Work Cost Statement. If the Work Cost Statement exceeds the maximum Tenant Allowance, Tenant agrees to pay Landlord within ten (10) days following Landlord's delivery of its invoice for any Work Costs incurred in an amount equal to "Tenant's Percentage" (defined below) of such invoice (such costs, the "Excess Costs"). Tenant's Percentage, as used in this Article 3, shall mean the fraction expressed as a percentage, the numerator of which is the cost of the entire Work Cost in excess of the maximum Tenant Allowance, and the denominator of which is the entire Work Cost (as the same may be amended with the consent of both Landlord and Tenant). If the Tenant Allowance exceeds the Work Cost, Tenant shall not be entitled to any payment, rent reduction or other credit therefor.

          (e) Tenant's Authorized Representative. All Tenant finish selections, requests for alterations in the Approved Plans and requests for additional improvement work must be authorized by Tenant representatives previously identified by Tenant to Landlord in writing.

     3.02 Commencement Date.
          -----------------

          (a) Subject to Tenant's performance of its obligations hereunder, including, without limitation, its payment of the sums payable to Landlord under this Article 3, Landlord, on behalf of Tenant, shall cause the Initial Leasehold Improvements to be "substantially completed" (as defined below) in accordance with the Approved Plans and possession of the Premises to be delivered to Tenant on or before the date reasonably established by Landlord and announced to Tenant in writing as provided in Section 3.01(d) above (such date, the "Occupancy Date", currently estimated to be during November 1999), subject, however, to the effect of Section 3.03 hereof. The term of this Lease and the obligations of the parties hereto shall commence on a date (hereinafter referred to as the "Commencement Date") which shall be the sooner of (a) the date Tenant commences operation of its business in all or any portion of the Premises; or (b) the date that the Initial Leasehold Improvements have been "substantially completed".

          (b) For purposes of this Article 3, the Initial Leasehold Improvements shall be deemed substantially completed when the Architect certifies to Landlord and Tenant in writing that: (i) the Initial Leasehold Improvements have been completed in accordance with the Approved Plans, subject only to normal punchlist items; and (ii) Landlord, on behalf of Tenant, has obtained a temporary certificate of occupancy from the Town of Wilton permitting the lawful use and occupancy of the Premises for the purposes specified in this Lease. Landlord shall cause such general contractor or subcontractors to complete any outstanding punchlist items reasonably promptly following the Commencement Date.

          (c) Landlord's obligation to deliver the Premises to Tenant with the Leasehold Improvements substantially completed on or before the Occupancy Date shall be extended by the number of days of delay resulting from any "Force Majeure Delay," "Tenant Delay" (as such terms are defined in Section 3.03) or Landlord delay, subject to the operation of Section 3.03.

          (d) Landlord agrees to provide Tenant with its estimate of the projected date for the Commencement Date approximately thirty (30) days prior to the Commencement Date (but such notice shall not be a condition for establishing the Commencement Date).

   3.03   Delayed Delivery.
          ----------------

          (a) If Landlord shall be unable to substantially complete and deliver possession of the Premises on or before the Occupancy Date by reason of the fact that work required to be done by Landlord hereunder has not been substantially completed by that date, Landlord shall not be subject to any penalty, claim or liability nor shall the validity of this Lease or the obligations of Tenant hereunder be in any way affected except as provided in Section 3.03(c), and in no event to the extent such delay results from any of the following reasons:

          (i) any events included in Section 16.13 hereof or for any cause beyond the reasonable control of Landlord (a "Force Majeure Delay"), or

          (ii) delay (a "Tenant Delay") resulting from (A) Tenant's failure to comply with the delivery and other approval dates established in this
     Article 3 relative to the planning and pricing of the Initial Leasehold Improvements and the Final Plans, (B) Tenant's requests for changes in the Approved Plans (whether pursuant to Section 3.01 or otherwise), that have the effect of delaying the substantial completion of the Initial Leasehold Improvements by Landlord's contractor beyond the Occupancy Date (the "Specialty Work"), (C) Tenant's failure to provide response to the requests of any general contractors or subcontractors for information or choice regarding Initial Leasehold Improvements within two (2) business days following such request, (D) Tenant's failure to execute both a written work order and a written agreement to pay at the quoted prices of any such contractor within two (2) business days following delivery thereof to Tenant with respect to any labor or installations not identified on the Approved Plans that are requested by Tenant and approved by Landlord; (E) any acts, omissions, defaults or misconduct of Tenant with respect to the construction of the Initial Leasehold Improvements or Tenant's payment obligations relative thereto, or (F) Tenant's failure to pay when due for any increased cost or expense caused by any change orders initiated by Tenant or additional work requested by Tenant within five (5) days following Landlord's delivery of its invoice therefor.

          (b) If Landlord is unable to substantially complete the Leasehold Improvements and deliver possession of the Premises to Tenant on or before the Occupancy Date as a result of any Tenant Delay, Tenant shall be financially responsible for "Rent", as defined in Section 4.02, (pro-rated on a per diem basis) for the number of days of Tenant Delay experienced by Landlord in attempting to substantially complete and deliver the Premises by the Occupancy Date and such sum shall be due and payable by Tenant upon written demand by Landlord.

          (c) If Landlord is unable to substantially complete the Leasehold Improvements and deliver possession of the Premises to Tenant within forty-five
(45) days following the Occupancy Date as a result of delays resulting from causes within Landlord's control, Tenant shall receive a per diem credit of Annual Base Rent for each day that the Commencement Date is delayed beyond the such forty-five (45) day period solely as a result of such Landlord's delay.

     3.04 Tenant's Communication Systems.
          ------------------------------

          Tenant shall be responsible for the design, installation and construction of Tenant's data, telephone and video systems and wiring ("Tenant's Communications Systems") and payment of all cost and expense related thereto. Tenant's Communications Systems shall not be included in the Approved Plans, the Work Cost Statement or Tenant's Allowance. In connection with any such work by Tenant, Tenant and its agents, contractors and suppliers shall work in harmony with the general contractor and the subcontractors constructing the Initial Leasehold Improvements in connection with any such work and will not interfere with: (A) the performance of Landlord's Work or the Initial Leasehold Improvements, (B) the work, or use and enjoyment of any other tenants or occupants in the remainder of the Building, (C) the business operations of such other tenants or occupants, or (D) Landlord's Rules and Regulations. Any entry by Tenant or its agents, architects, engineers, space planners, contractors, subcontractors, materialmen and any other party given access to the Premises in connection with such improvements ("Tenant's Agents and Consultants") shall be at the sole risk of such party and without liability to Landlord, its agents, employees, officers, directors, principals, partners, shareholders and affiliates. Tenant acknowledges that the Building is presently occupied by other tenants. Tenant agrees to keep the Common Areas clean and free at all times of any obstructions, supplies, equipment and materials brought into the building by Tenant or Tenant's Agents or Consultants; comply with Landlord's Rules and Regulations applicable to Tenant's construction activities and the activities of Tenant's Agents and Consultants; and comply with Landlord's directions and requirements concerning the use and the time of use of the means of ingress to, and egress from, the Building (and the Building elevators) with respect to Tenant's construction activities at the Building. Landlord hereby gives permission for Tenant's contractors to install such equipment so long as Tenant's contractors do not interfere with Landlord's efforts to complete Initial Leasehold Improvements in accordance with Landlord's obligations under the Lease.

     3.05 Confirmatory Amendments.
          -----------------------

          When the Commencement Date and Expiration Date hereof have been determined in accordance with the provisions set forth in this Lease, the parties hereto shall execute a document in recordable form, setting forth said dates and said document shall be deemed a supplement to and part of this Lease.

                          ARTICLE 4. RENT AND SECURITY

     4.01 Annual Base Rent.
          ----------------

          (a) Beginning with the Commencement Date and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual rental (the "Annual Base Rent") as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month in advance in the monthly amount set forth below:

                                            Annual Base Rent per
Period                  Annual Base Rent    Rentable Square Foot    Monthly Base Rent

Lease Years 1-2            $168,200.00             $29.00              $14,016.67
Lease Year 3               $174,000.00             $30.00              $14,500.00
Lease Year 4               $185,600.00             $32.00              $15,466.67
Lease Year 5               $188,500.00             $32.50              $15,708.33


          (b) All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement in lawful money of the United States of America. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Annual Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

     4.02 Additional Rent. Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called "Additional Rent"), including, without limitation, any sums due resulting from the provisions of Article 5 hereof. All such amounts and charges shall be payable to Landlord at the place where the Annual Base Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Annual Base Rent. The term "Rent" as used in this Lease shall mean the Annual Base Rent and the Additional Rent.

     4.03 Place of Payment. The Annual Base Rent and all other sums payable to Landlord under this Lease shall be paid to Landlord at c/o Davis Management Corp., 187 Danbury Road, Wilton, Connecticut 06897, or at such other place as Landlord shall designate in writing to Tenant from time to time.

     4.04 Terms of Payment. Tenant shall pay to Landlord all Annual Base Rent as provided in Section 4.01 above and Tenant shall pay all Additional Rent payable under Articles 5 and 6 on the terms provided therein. Except as provided in this
Article 4 and as may otherwise be expressly provided by the terms of this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord under this Lease for Tenant's account including, without limitation, expenditures made and obligations incurred in connection with the remedying by Landlord any of Tenant's defaults pursuant to the provisions of this Lease; (b) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law; and (c) all other sums of money accruing from Tenant to Landlord under the provisions of this Lease.

     4.05 Late Charges. If Tenant shall fail to pay any Annual Base Rent or Additional Rent within five (5) days after the date same is due and payable, Tenant shall pay to Landlord (a) an administrative fee equal to five percent (5%) per month on the amount due to cover Landlord's additional administrative costs and cost of funds resulting from Tenant's failure, and (b) interest on the amount due from its due date until paid at the lesser of 18% per annum or the maximum legal rate that Landlord may charge Tenant; provided that, on the first
(1st) two (2) occasions only during each Lease Year, no such charges or interest shall be payable with respect to any delinquent payment if such payment is received by Landlord within five (5) days following written notice of such failure. Such charges shall be paid to Landlord together with such unpaid amounts. Such late payment charge shall not diminish or impair any other remedies available to Landlord.

     4.06 Security Deposit.
          ----------------

          (a) By execution of this Lease, Landlord acknowledges receipt of Tenant's security deposit in the amount of $47,125.00 (the "Security Deposit") for the faithful performance of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the Events of Default described in Article 13 hereof, apply the Security Deposit (i) to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein, or (ii) to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such Event of Default. Should Landlord use any portion of the Security Deposit to cure any Event of Default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

          (b) In the event of a sale or leasing of the Building, Landlord shall have the right to transfer the balance of the Security Deposit to the new owner or to tenant. Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look to the new landlord. If any mortgagee, including Landlord's Mortgagee (defined in Section 14.01(a) below) should succeed to Landlord's interests hereunder, such mortgagee should only be liable to Tenant for any security deposited by Tenant hereunder to the extent such security was actually transferred to such mortgagee.

          (c) If Tenant performs all of Tenant's obligations hereunder during the Term, Landlord will, within 30 days after the expiration or earlier termination of the Lease, return the Security Deposit, or so much as has not been applied by Landlord, to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term.

  ARTICLE 5. ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE TAXES AND OPERATING
                                    EXPENSES

     5.01 Definitions. Annual Base Rent does not anticipate any increase in the amount of taxes on the Building, or in the cost of the operation and maintenance thereof. In order that the rent payable hereunder shall reflect any such increases, Tenant agrees to pay as Additional Rent, an amount calculated as hereinafter set forth. For purposes of this Article 5, the following definitions shall apply:

          "Tax Year": means the fiscal year of the Town of Wilton (July 1 - June
30) or other applicable governmental authority for real estate tax purposes or such other twelve (12) month period as may be duly adopted in place thereof.

          "Base Taxes": shall mean $7,830.00, determined by multiplying the rentable square foot area of the Premises by $1.35.

          "Taxes": All taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Project or any improvements, fixtures and equipment of Landlord used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen in respect of each Tax Year following wholly or partially within the Term. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for all governmental services or purported benefits to the Project, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of Connecticut, or any political subdivision, public corporation, district or other political or public entity, including legal fees, experts' and other witnesses' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, whether or not now customary or in the contemplation of the parties on the date of this Lease.

          Taxes shall not include: (i) franchise, transfer, gift excise, capital stock, estate, succession and inheritance taxes, and federal and state income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other Tax that would constitute a Tax; or (ii) penalties or interest for late payment of Taxes.

          "Base Expense Year": shall mean the calendar year 2000.


          "Expense Year": shall mean the first and full calendar year following the Base Expense Year and each calendar year thereafter.

          "Base Expenses": shall mean the Operating Expenses for the Base Expense Year equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Base Expense Year if there is less than ninety-five percent (95%) occupancy in the Base Expense Year. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up". For purposes of determining Tenant's Proportionate Share of increases in the Operating Expenses, the Base Expenses shall be deemed to have been incurred by Landlord during the Base Expense Year.

          "Expense Increases": attributable to an Expense Year, shall mean the excess, if any, of the Operating Expenses incurred during such Expense Year equitably adjusted, if less than ninety-five percent (95%) occupancy, to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Expense Year over the Base Expenses. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up".

          "Operating Expenses": all costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, management, operation, maintenance and repair of the Building and Common Areas (including any sales or other taxes thereon) during the Term as a first-class office building, including, without limitation:

                    (a) Charges of independent contractors for expenses otherwise includable in Operating Expenses, including, without limitation, charges for scavenger services, window washing and other cleaning and janitorial services, snow and ice removal services, exterior and interior landscaping services, pest extermination services and services for the maintenance and repair of the parking facilities, roadways and light poles;

                    (b) All heating, ventilating, air conditioning, plumbing, electrical, mechanical, sewer, fire detection, life safety and security systems, telecommunications facilities, elevators and escalators, tenant directories, emergency generator, sprinkler systems, and other equipment used in common by, or for the benefit of, occupants of the Building; and Utility Expenses (excluding electricity supplied to the Premises and billed to Tenant pursuant to Section 5.04 and electricity used by other tenants of the Building within their leased space and billed directly to such tenants);

                    (c) The premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, and all other insurance relative to the Building and the operation and maintenance thereof (inclusive of the Building's fitness center and cafeteria) plus the cost of the deductible payments made by Landlord in connection therewith;

                    (d) All supplies, tools, materials, equipment and maintenance and service contracts in connection therewith; telephone, stationery, office supplies and other office costs of administration; consulting fees, legal fees and accounting fees and other expenses of maintaining and auditing Project accounting records and preparing Landlord's Statements;

                    (e) Replacing, repairing, and/or adding any equipment, device, improvement in order to reduce (or avoid an increase in) operation or maintenance expenses with respect to the Project, or to comply with laws or governmental orders or the requirements of Landlord's insurers, and any repairs or removals necessitated thereby, amortized over their useful life as determined in the reasonable judgment of Landlord's accountant (including interest at the rate of 12% per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such improvements);

                    (f) Salaries, wages, compensation, out-of-pocket expenses, union benefits and labor costs (including the amount of any taxes, social security taxes, unemployment insurance contributions, insurance, retirement, medical, workers' compensation and other employee benefits) of janitors, janitresses, engineers and other employees of Landlord, and any on-site employees (below the executive level) of Landlord's property management agent;

                    (g) Fees for management services whether rendered by Landlord (or affiliate) or a third-party property manager in an amount not to exceed the rate of five percent (5%) of Rents charged to Building tenants;

                    (h) Association fees and dues with respect to associations of owners of first class office buildings located in Fairfield County, Connecticut reasonably apportioned to the buildings owned by Landlord and its affiliates;

                    (i) The operation and maintenance of the Building's cafeteria, including, without limitation, the cost of insurance, utilities and repairs; subject, however, to Landlord's agreement to use reasonable efforts to operate the cafeteria on a "break even" basis such that there is no net loss or gain to Landlord depending upon operating price levels. Tenant agrees to cooperate with Landlord in establishing an employee subsidy program for Tenant's employees to effect the intent of this subsection to have a "break even" cafeteria operation at the Building; and

                    (j) The operation and maintenance of the Building's fitness center, including, without limitation, the cost of insurance, utilities, repairs, and payment of any insurance deductible amounts due to claims against Landlord or its employees or independent contractors.

          Operating Expenses shall not include: (a) utility expenses that are separately metered for any individual tenant in the Building; (b) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (c) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; (d) all costs, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Building (including but not limited to attorneys' fees therefor); (e) the costs of alterations to, or the decorating or the redecorating of, space in the Building leased to other tenants; (f) except as stated in subparagraph (g) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes "Landlord", including costs of selling, syndicating, financing or mortgaging any of Landlord's interest in the Project; (g) depreciation, interest and principal payments on mortgages and other debt costs, if any; (h) repairs or other work required due to fire or other casualty to the extent of insurance proceeds received by Landlord; (i) capital expenses for items that are not included in the definition of "Operating Expenses"; and (j) payments to affiliates of Landlord (excluding property management fees) but only to the extent that they exceed market charges.

          "Tenant's Proportionate Share": Tenant's Proportionate Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Building. On the Commencement Date the Tenant's Proportionate Share is six and five hundred and fifty-four thousandths percent (6.554%). The Tenant's Proportionate Share shall be recalculated from time to time in the event that there shall be a change in the rentable area of either the Premises or the Building.

          "Landlord's Statement": Shall mean an instrument containing a computation of any Additional Rent due pursuant to the provisions of this
Article 5.

          "Utility Expenses": All expenses paid or incurred on behalf of Landlord for utility or utility services for the Project, including, but not limited to, water, sewer, electric, gas, steam, fuel oil and chilled water, together with any taxes on said costs.

     5.02 Payment of Taxes. Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of all Taxes payable in respect of any Tax Year falling wholly or partially within the Term, to the extent that Taxes for any such period shall exceed the Base Taxes (which payment shall be adjusted by proration with respect to any partial Tax Year). Within thirty (30) days after the issuance by the Town of Wilton or other applicable governmental authority of the bill for Taxes, Landlord shall submit to Tenant a copy of such bill, together with Landlord's Statement and Tenant shall pay the Additional Rent set forth on such Landlord's Statement (less the amount of estimated payments paid by Tenant on account thereof) as set forth herein. Landlord, at its option, may require Tenant to make monthly payments on account of Tenant's Proportionate Share of Taxes in excess of the Base Taxes. The monthly payments shall be one-twelfth (1/12th) of the amount of Tenant's Proportionate Share of Taxes in excess of the Base Taxes and shall be payable on or before the first day of each month during the Term, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with Landlord's Statement with respect thereto. If the actual amount of Tenant's Proportionate Share of Taxes exceeds the estimated amount of Tenant's Proportionate Share of Taxes paid by Tenant for any Tax Year, then Tenant shall pay to Landlord as Additional Rent the difference between the amount of estimated Tenant's Proportionate Share of Taxes paid by Tenant and the actual amount of Tenant's Proportionate Share of Taxes. This Additional Rent payment shall be due and payable within thirty (30) days after delivery of Landlord's Statement. If the total amount of estimated payments made by Tenant in respect of Tenant's Proportionate Share of Taxes paid by Tenant for any Tax Year shall exceed the actual amount of Tenant's Proportionate Share of Taxes for such Tax Year, then such excess amount shall be credited against the monthly installments of Additional Rent due and payable from Tenant to Landlord hereunder with respect to Taxes, until such amount shall have been refunded in full to Tenant.

     5.03 Payment of Operating Expenses. Tenant shall pay to Landlord on account of Tenant's Proportionate Share of Expense Increase and as Additional Rent, a sum equal to one-twelfth (1/12) of the amount of Tenant's Proportionate Share of Expense Increases for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. After the expiration of the Base Expense Year and each Expense Year, Landlord shall prepare and furnish Tenant with Landlord's Statement showing the Base Expenses or the Operating Expenses incurred during such Expense Year. Within thirty (30) days after receipt of Landlord's Statement for any Expense Year setting forth Tenant's Proportionate Share of any Expense Increase attributable to such Expense Year, Tenant shall pay Tenant's Proportionate Share of such

Expense Increase (less the amount of estimated payments paid by Tenant on account thereof) to Landlord as Additional Rent. If the actual amount of Tenant's Proportionate Share of the Expense Increase for such Expense Year exceeds the estimated amount of Tenant's Proportionate Share of Expense Increases paid by Tenant for such Expense Year, then Tenant shall pay to Landlord the difference between the estimated amount of Tenant's Proportionate Share of Expense Increases paid by Tenant and the actual amount of Tenant's Proportionate Share of Expense Increases. This Additional Rent payment shall be due and payable within thirty (30) days following delivery of Landlord's Statement. If the total amount of estimated payments made by Tenant in respect of Tenant's Proportionate Share of Expense Increases for such Expense Year shall exceed the actual amount of Tenant's Proportionate Share of Expense Increases for such Expense Year, then such excess amount shall be credited against the monthly installments of Additional Rent due and payable from Tenant to Landlord hereunder with respect to Expense Increases until such amount shall have been refunded in full to Tenant. Notwithstanding anything to the contrary herein, in no event shall the aggregate credits allowable to Tenant, in any Expense Year pursuant to this Article 5 exceed the aggregate of the Additional Rent payments payable by Tenant pursuant to this Article 5; provided, however, any excess payments made by Tenant during the Term that have not been so applied and are outstanding at the end of the Term shall be paid to Tenant promptly following Landlord's final accounting for the final Expense Year.

     5.04 Payment of Electric Expense. Tenant shall pay for the full cost (the "Electric Expense") of the electric energy consumed within the Premises as reasonably determined by Landlord from time to time based upon the survey report of a third party engineering consultant which shall take into consideration Tenant's electricity consumption, actual hours of operation, the equipment and machinery in the Premises and the rentable area of the Premises and the actual rate of payment established by the utility company for such service. The Electric Expense is initially established at the rate of $1.75 per rentable square foot of the Premises during the calendar year 1999. During the remainder of the Term the Electric Expense shall increase based upon the increases in rate charged by the utility company to the Landlord and, at Landlord's election, by re-survey by Landlord's consultant. The Electric Expense payable in respect of the Premises shall constitute Additional Rent under this Lease (but shall not be included as an Operating Expense), and shall be due and payable monthly in advance beginning on the Commencement Date and continuing on the first day of each calendar month during the Term.

     5.05 Landlord's Statements and Tenant's Inspection Rights.
          ----------------------------------------------------

          (a) Landlord's Statements shall be rendered to Tenant, but Landlord's failure to render Landlord's Statement with respect to the Base Expense Year, any Expense Year or any Tax Year or Landlord's delay in rendering said Statement beyond a date specified herein shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Expense Year or Tax Year. The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord.

          (b) During the sixty (60) day period after receipt of any Landlord's Statement (the "Review Period"), Tenant may inspect and audit Landlord's records relevant to the cost and expense items reflected in such Landlord's Statement at a reasonable time mutually agreeable to Landlord and Tenant during Landlord's usual business hours. Each Landlord's Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of

Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. If, after such inspection, Tenant disputes the amount of its Proportionate Share of Operating Expenses or Taxes, Tenant shall be entitled to retain an independent company or certified public accountant reasonably acceptable to Landlord to review Landlord's records to determine the proper amount of such Additional Rent. If such audit or review reveals that Landlord has overcharged Tenant, then within fifteen (15) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge plus interest at the reference or prime rate in effect from time to time at Fleet Bank, N.A., or its successor, from the date of overpayment (the "Interest Rate"). If the audit reveals that Tenant was undercharged, then within fifteen (15) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge plus interest thereon at the Interest Rate. If Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit to arbitration pursuant to Section 13.06 of the Lease within sixty (60) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such audit, provided that, if the audit reveals that Landlord's determination of such Additional Rent as set forth in any statement sent to Tenant was in error in Landlord's favor by more than five percent (5%), Landlord shall pay the reasonable cost of such audit. Pending the determination of such dispute as hereinafter provided, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to Tenant's position. All inspections and audits of Landlord's books and records and any arbitration shall be subject to a confidentiality agreement reasonably acceptable to Landlord.

     5.06 Additional Rent Adjustments. If the Term shall expire on a date other than December 31st, any Additional Rent for the Lease Year in which the expiration date shall occur shall be apportioned (based upon the immediately preceding 12 month period) in that percentage which the number of days in the period from January 1st of such Lease Year to such date of expiration, both inclusive, shall bear to the total number of days in the calendar year in which such expiration occurs.

                        ARTICLE 6. SERVICES AND UTILITIES

     6.01 Services. Landlord shall provide the following services to the Building and Premises (subject to Tenant's reimbursement and payment obligations therefor in accordance with the operation of Article 5 hereof):

          (a) Janitor services in and about the Premises in accordance with the cleaning specifications set forth in Exhibit D, Saturdays, Sundays and union and state and federal government holidays (the "Holidays") excepted. Tenant shall not provide any janitor service without Landlord's written consent. If Landlord's consent is given, such janitor services shall be subject to Landlord's supervision and control, but shall be performed at Tenant's sole cost and responsibility.

          (b) Heat and air-conditioning as required to maintain comfortable temperature (excluding specialized temperature and humidity control for computers, printers and other equipment) daily from 8:00 a.m. to 6:00 p.m. Monday through Friday, Saturdays from 8:00 a.m. to 12:00 noon ("Normal Business Hours"), the remainder of Saturdays, Sundays and Holidays excepted, consistent with such service typical of comparable buildings in Fairfield County.

          (c) Hot and cold running water for cleaning, landscaping, grounds maintenance, fire protection, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord or by Tenant with Landlord's written consent. If Tenant's water use increases beyond customary office user levels,

Landlord shall have the right to install a water meter at Tenant's expense and to charge Tenant as Additional Rent for its water consumption in the Premises in accordance with readings from such meter.

          (d) Electric current only, in amounts required for normal lighting by building standard lighting overhead fixtures and for Tenant's normal business operations, including without limitation, personal computers, copiers, facsimilies and other ordinary business equipment, subject, however, to Landlord's approval of Tenant's final electrical plan for the Premises (but specifically excluding electric current surge protection).

          (e) Window washing of all windows in the Premises both inside and out, weather permitting at intervals established by Landlord pursuant to the cleaning specifications set forth in Exhibit D hereto.

          (f) Maintenance of the Common Areas so that they are clean and free from accumulations of snow, debris, filth, rubbish and garbage.

          (g) Access by Tenant to the Premises and use of designated elevator service 24 hours per day, seven (7) days per week, 52 weeks per year, subject to the operation of Landlord's computerized access system at the Building's entrances and to Landlord's Rules and Regulations. Overtime HVAC and other services shall be available as provided in Section 6.02 hereof.

     6.02 Additional Services. Landlord shall impose reasonable charges and may establish reasonable rules and regulations for the following: (a) the use of any heating, air-conditioning, ventilation, electric current or other utility services or equipment by Tenant at any time other than during the hours set forth in Section 6.01(b) above ("Overtime HVAC"); (b) the usage of any additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant's business (including the operation of Tenant's business other than during the hours set forth in Section 6.01(b); and (c) the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord's normal cleaning of the Premises in accordance with Exhibit D. The expense charged by Landlord to Tenant for any Overtime HVAC shall be based on Landlord's actual cost for such utility services as charged to Landlord by the utility companies providing such services. This amount shall constitute Additional Rent and shall be payable in accordance with Section 4.04.

     6.03 Excessive Current. Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building and Tenant shall not use utilities or other services in excess of the services described above in Section 6.01 or in a manner which exceeds or interferes with any Building systems or Landlord's ability to provide services to other tenants in the Building. To avoid possible adverse effects upon the Building's electrical and mechanical systems, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect air conditioning equipment, computers, (excluding personal computers and printers and office copiers and facsimile machines), major appliances (excluding coffee makers, microwave ovens and other similar food preparation appliances) or heavy duty equipment ("High Usage Equipment") to the Building's electrical system. Landlord may survey Tenant's use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or other connection of High Usage Equipment, including the cost of all repairs and alterations to the Building's mechanical and electrical systems (including the installation of meters) and the cost of additional electricity made available to Tenant, if any. Such costs shall constitute Additional Rent and Tenant shall pay such costs pursuant to Section 4.04.

     6.04 Maintenance of Common Areas. The manner in which the Common Areas are maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord and in accordance with the standards of comparable buildings in Fairfield County. Landlord reserves the right from time to time to
(a) make changes in the shape, size, location and appearance of the land and improvements which constitute the Common Areas, provided that Landlord shall not materially impair the Tenant's ability to operate its business, except temporary impairments required by said changes; (b) make such improvements, alterations and repairs to the Common Areas as may be required by governmental authorities or by utility companies servicing the Building; (c) construct, maintain and operate lighting and other facilities on all said areas and improvements; and
(d) to add or remove improvements and facilities to or from the Common Areas. The use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord's counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.

     6.05 Access to Premises. Landlord shall have the right to enter the Premises without abatement of Rent at all reasonable times upon twenty-four (24) hours prior notice to Tenant (except in emergencies when no notice shall be required), (i) to supply any service to be provided by Landlord to Tenant hereunder, (ii) to show the Premises to Landlord's Mortgagee and to prospective purchasers, mortgagees and tenants, and (iii) to inspect, alter, improve or repair the Premises and any portion of the Building. For each of the purposes stated above in this Section 6.05, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises. Landlord and its agents and representatives shall have the right to enter upon the Premises for any and all of the purposes set forth in this Article and may exercise any and all of the foregoing rights without being deemed guilty of a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive of Tenant from the Premises, or any portion thereof, if reasonably necessary to comply with any governmental statute, ordinance or building, fire or other code.

     6.06 Interruption of Services. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption, or discontinuance of any utility or service due to riot, strike, labor dispute, government request or direction, breakdown, accident, repair, or other cause. The foregoing notwithstanding, in the event of any interruption or stoppage of any essential utility service which Landlord is required to provide, if such interruption or stoppage is for more than ten (10) consecutive days after written notice by Tenant to Landlord, is of a nature which prevents Tenant from using the Premises for the conduct of its business, is not rendered necessary by the negligence or misconduct of Tenant or any Tenant Parties, and is within Landlord's reasonable control, then the Rent shall be abated at the rate of one (1) day for each day of interruption and stoppage after the tenth (10th) consecutive day after notice by Tenant to Landlord of such interruption or stoppage until such service is restored.

     6.07 Cafeteria and Fitness Center. Landlord will construct in the Building a fitness center (the "Fitness Center") and a cafeteria (the "Cafeteria") and each will be operated and maintained by the Landlord (or an operator selected by the Landlord). The Cafeteria and Fitness Center may not be available from time to time due to construction activities, repairs, maintenance or alterations, or a change in the managing or operating company hired by Landlord. Landlord agrees to make the Fitness Center (and its facilities and equipment) available to Tenant's employees on a direct, non-exclusive basis subject to (a) Landlord's Rules and Regulations regarding the use thereof; (b) payment of a monthly or other periodic user fee; and (c) execution of a waiver of liability and indemnity agreement for Landlord's benefit in form and substance satisfactory to Landlord prior to such person's use of the Fitness Center.

     Landlord and Tenant agree to the following payment plan with respect to the Fitness Center for Tenant's employees: (a) if Tenant's employees pay Landlord directly, the current monthly fee is $20.00 per person, payable quarterly on the first day of each calendar quarter; (b) if Tenant elects to pay the fees for its employees, Tenant shall pay 25% of the gross monthly fee (i.e. $20.00 per person per month currently) which gross monthly fee will be determined with respect to all employees at the Premises, which amount shall be payable to Landlord monthly on the first day of each month together with Tenant's payment of Annual Base Rent. Landlord will notify Tenant in writing of any changes to the current monthly per person fee for use of the Fitness Center.

                    ARTICLE 7. CONDUCT OF BUSINESS BY TENANT

     7.01 Permitted Use. The Premises shall be used and occupied for general office purposes only. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the sole use specifically set forth above or in any illegal manner, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Building by any other tenant or occupant. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises.

     7.02 Compliance with Laws.
          --------------------

          (a) Tenant, at Tenant's expense, shall comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term that shall impose any duty on Tenant with respect to the Premises or the use, occupancy and operation thereof, including, without limitation, the Americans with Disabilities Act ("ADA"), and all applicable zoning, fire and health codes. Tenant will obtain and maintain in full force and effect any and all licenses and permits necessary for its use. Tenant shall make any Alterations in or to the Premises in order to comply with the foregoing, which are necessitated or occasioned, in whole or in part by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant or any of its officers, employees, agents, contractors, invitees, licensees or subtenants (the "Tenant Parties").

          (b) Landlord shall comply with all laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term that shall impose any duty on Landlord with respect to the Common Areas of the Building, and excluding any matters that arise from the acts or omissions of Tenant or other tenants of the Building or that are Tenant's responsibility under this Lease or the responsibility of other tenants of the Building. The Leasehold Improvements designed and constructed by Landlord will conform upon completion to all applicable legal requirements, including, without limitation, the requirements of Title III of the ADA. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for legal compliance, including the requirements of the ADA, with respect to (i) any and all requirements on account of Tenant's use of, or operations in, the Premises, and (ii) all Alterations designed or constructed by Tenant or its contractors or agents.

     7.03 Landlord's Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit E, and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations"). Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which shall tend to unreasonably disturb other tenants of the Building. Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants on the Building. Landlord shall use reasonable efforts to enforce the Rules and Regulations in a fair and non-discriminatory manner. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

     7.04 No Liens. Tenant shall keep the Premises and Project free from any liens or encumbrances arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Prior to Tenant performing any construction or other work on or about the Premises for which a lien could be filed against the Premises or the Project, Tenant shall obtain satisfactory lien waiver agreements with each contractor who is to perform such work or furnish any material. Any claim to, or lien upon, the Premises or the Building arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the Project. If any mechanics' or other lien shall be filed against the Premises or the Project purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after the filing thereof.

     7.05 Hazardous Substances.
          --------------------

          (a) Tenant shall not generate, store (except for small quantities of substances ordinarily stored and used in connection with general office use if stored, used and disposed of, in accordance with all laws relating thereto), dispose of or release, or permit the storage, use, disposal or release of, any "Hazardous Substances" (as hereinafter defined), in, above, on or under the Premises or the Project. Tenant shall remove, clean-up and remedy any Hazardous Substance on the Premises or in accordance with applicable law, provided that the presence of such Hazardous Substance resulted from the action or inaction of Tenant, or any Tenant Parties and Tenant shall be obligated to continue to pay Rent hereunder until such removal, clean-up or remedy is completed in accordance with applicable laws, whether or not the Term shall terminate or expire.

          (b) Tenant shall not take or permit any action that would cause the Premises or Project to become an "establishment" (as defined in the Connecticut Transfer Act, C.G.S. ss. 22a-134). Tenant hereby grants Landlord the right to inspect the Premises on not less than twenty-four (24) hours notice to Tenant (except in the event of an emergency in which case Landlord will use reasonable efforts commensurate with the nature of the emergency condition to give Tenant prior notice) throughout the Term, to determine that Tenant is in compliance with applicable laws and Tenant agrees to provide Landlord with all information necessary to ascertain that Tenant is in compliance with applicable laws. Tenant shall cooperate with Landlord in satisfying any legal requirements imposed upon Landlord relating to Tenant's operations, and, upon Landlord's written request, shall furnish complete information to Landlord with regard to its operations. In connection with any transfer of the Premises or Project, Tenant shall comply with the Connecticut Transfer Act and any other applicable laws relative to its operations.

          (c) "Hazardous Substances" shall mean any petroleum, petroleum products, fuel oil, waste oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, pollutants, herbicides, fungicides, rodenticides, insecticides, contaminant, or pesticides and including, but not limited to any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment. Tenant shall comply with all laws applicable to the generation, storage, use, disposal or release of Hazardous Substances, including but not limited to, obtaining and maintaining any permits from, or making any filings or registrations with, by any governmental authority as required under any applicable law.

          (d) Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord fully harmless and any mortgagee of the Project, from and against any and all liability, loss, suits, claims, actions, causes of action, remediation orders, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, attorneys' fees, consultants' fees, laboratory fees and clean-up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to, (i) the presence of any Hazardous Substance on the Premises or the Project arising from the action, inaction or negligence of Tenant, its officers, employees, contractors, agents, subtenants or invitees, or arising out the generation, storage, treatment, handling, transportation, disposal or release by Tenant of any Hazardous Substance at or near the Premises or the Project, and (ii) any violation(s) by Tenant of any applicable law regarding Hazardous Substances, and (iii) default of any of its agreements under Section
7.05 of this Lease.

     7.06 Tenant's Failure to Maintain. If Landlord gives Tenant written notice of the necessity of any repairs or replacements required to be made under
Section 8.02 and Tenant fails to commence diligently to cure the same within twenty (20) days thereafter (except that no notice will be required in case of any emergency repair or replacement necessary to prevent substantial damage or deterioration), Landlord, at its option and in addition to any other remedies, may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith plus 10% thereof for Landlord's supervision, shall be due and payable from Tenant in accordance with Section 4.04 hereof, as Additional Rent; provided, that Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same.

     7.07 Surrender. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in as good condition as when Tenant took possession, ordinary wear and tear excepted, and otherwise as is required in Article 8. In addition, at such time Tenant shall remove all Hazardous Substances stored, or disposed of, or generated by Tenant in its use or operation of the Premises and all equipment and materials contaminated or affected by such Hazardous Substances in conformity with the Hazardous Substance laws. Tenant shall surrender the Premises to Landlord at the end of the Term hereof, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Connecticut.

                ARTICLE 8. ALTERATIONS, IMPROVEMENTS AND SIGNAGE

     8.01 Landlord's Obligations. Landlord will maintain all structural components of the Building, including, without limitation, the roof, foundation, exterior and load-bearing walls (including exterior windows and doors), the structural floor slabs and all other structural elements of the Premises, as well as the Common Areas of the Building, in good repair, reasonable wear and use, casualty and condemnation excepted. The cost of this maintenance and repair shall be included in Operating Expenses and shall be subject to reimbursement under Article 5 hereof to the extent provided therein. Maintenance and repair expenses caused by Tenant's willful misconduct or negligent acts or omissions shall be paid directly to Landlord by Tenant in accordance with Section 4.04, and shall not constitute an Operating Expense. Landlord shall not be liable for and there shall be no abatement of Rent with respect to any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Project, including the Premises, or in or to the fixtures, appurtenances and equipment therein.

     8.02 Tenant's Obligations. Tenant shall take good care of the Premises, and at Tenant's cost and expense, shall make all repairs and replacements necessary to preserve the Premises in good working order and in a clean, safe and sanitary condition, and will suffer no waste. Tenant shall maintain, at its own expense, in good order, condition and repair to Landlord's reasonable satisfaction, all plumbing facilities and electrical fixtures and devices (including replacement of all lamps, starters and ballasts) located within the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Project occasioned by its negligent acts or omissions or willful misconduct. If Tenant does not make such repairs to the Building within twenty (20) days following notice from Landlord, Landlord may, but need not, make such repairs, and Tenant shall pay the cost thereof as provided in Section 7.06 hereof. All repairs and replacements made by or on behalf of Tenant shall be made and performed in accordance with the "Construction Standards" (as defined in Section 8.03).

     8.03 Tenant's Alterations.
          --------------------

          (a) Tenant shall not make or permit any improvements, installations, alterations or additions ("Alterations") in or to the Premises, the Building or the Project; provided, however, Tenant may, with Landlord's advance written consent, which consent shall not be unreasonably withheld, make Alterations to the Premises that do not involve or affect either structural portions of the Premises or the Building or any of the Building's HVAC, mechanical, electrical, plumbing or other systems or equipment (the "Building Systems"). At the expiration of the Term, Landlord may require the removal of any or all of said Alterations and the restoration of the Premises and the Project to their prior condition, at Tenant's expense in accordance with Section 8.05.

          (b) All Alterations permitted by Landlord and made by or on behalf of Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (c) in a good and workmanlike manner, (d) so that same shall be at least equal in quality, value, and utility to the original work or installation, (e) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable Laws, and (f) pursuant to plans, drawings and specifications ("Tenant's Plans") which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and approved by, and filed with, all applicable governmental authorities, and subject to all other terms and conditions of this Lease, including, but not limited to, Section 7.05 (collectively the "Construction Standards"). All Alterations made by Tenant shall become, upon installation, the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to Section 8.03(a). Landlord agrees not to unreasonably withhold any approvals requested under this Section 8.03(b).

     8.04 Tenant's Property. Any trade fixtures, furnishings, equipment and personal property placed in the Premises that are removable without damage to the Building or the Premises, whether the property of Tenant or leased by

Tenant, are herein sometimes called "Tenant's Property". Any of Tenant's Property remaining on the Premises at the expiration of the Term shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Property not removed from the Premises prior to the Expiration Date shall, at Landlord's option, become the property of Landlord or Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord, Landlord's cost of removal and of any repairs in connection therewith in accordance with Section 4.04(b) hereof.

     8.05 Ownership and Removal. All appurtenances, additions, fixtures and improvements attached to or installed in or upon the Premises, whether placed there by Tenant or by Landlord, shall be Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to Tenant. Landlord may require, in its discretion, the removal by Tenant of any of Tenant's Property or Alterations which have been attached to or installed in the Premises (excluding the Initial Leasehold Improvements) unless Landlord consents to a written request from Tenant at the time of its approval of the Tenant's Plans that an installation need not be so removed. On or before the Expiration Date, or the sooner date of termination of this Lease, Tenant shall pay to Landlord the cost of repairs of any damage to the Premises or Building and losses caused by the removal of such property.

     8.06 Signage. Landlord shall provide building standard signage identifying Tenant by name on all Building multi-tenant signage including in the main Building lobby directory and on any directories located on the floor occupied by the Tenant under this Lease. Landlord will also provide building standard entry signage at the main entry to the Premises and agrees to use Tenant's corporate artwork which shall be subject to Landlord's prior written approval. Tenant has no right to any Tenant signage, monuments, graphics or advertising on the exterior of the Premises or any other location in or at the Project. Landlord shall have the absolute and exclusive right to approve or disapprove the content, design, size and location of any and all proposed Tenant signage and monuments proposed to be erected and/or maintained at the Premises or Project.

                              ARTICLE 9. INSURANCE

     9.01 Tenant's Insurance. Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord during the Term: (a) comprehensive general liability insurance insuring against liability for bodily injury and property damage, including contractual liability, in the amount of $3,000,000 maximum combined single limit; (b) "Special Form" property insurance, including standard fire and extended coverage insurance, in amounts necessary to provide replacement cost coverage, for Tenant's Property, trade fixtures, machinery, equipment, furniture, furnishings and any Alterations in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage, and "all risk" Builder's Risk insurance, completed value, non-reporting form at any time that Tenant has commenced construction of any leasehold improvements or any Alterations, and at any time any other construction activities are underway at the Premises; (c) plate glass insurance for the Premises; (d) Workers' Compensation Insurance in statutory limits as required by applicable law; and (e) any other insurance reasonably required by Landlord. Such limits shall be for any greater amounts as may be reasonably indicated by circumstances from time to time existing.

     9.02 Delivery of Policies. The aforesaid insurance shall be provided by companies and in form, substance and amounts (where not above stated) satisfactory to Landlord and to Landlord's Mortgagee by companies rated A-/VII or better by A.M. Best Company. Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. With respect to Tenant's comprehensive general liability insurance, Landlord shall be named as an additional insured with respect to its liability relative to this Lease and the Building. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Article 9 shall in no way limit Tenant's liability under any of the other provisions of this Lease.

     9.03 Increased Insurance Risk. Tenant shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises, which would: (a) be in violation of any governmental law, regulation or requirement, (b) invalidate or be in conflict with the provision of any fire or other insurance policies covering the Building or any property located therein, (c) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts required by Landlord's Mortgagee (as hereinafter defined) or reasonably satisfactory to Landlord, (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (e) cause any increase in the fire insurance rates applicable to the Project or property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association. In the event that any use of the Premises by Tenant increases such cost of insurance, Landlord shall give Tenant written notice of such increase and a reasonable opportunity to cure its use to prevent such increase; provided, however, if Tenant fails to do so, Tenant shall pay such increased cost to Landlord in accordance with Section 4.04 hereof. Acceptance of such payment shall not be construed as a consent by Landlord to Tenant's such use, or limit Landlord's remedies under this Lease.

     9.04 Cross-Indemnification.
          ---------------------

          (a) Tenant agrees to protect, indemnify and save harmless Landlord, from and against any and all loss, cost, liability, damage and expense including, without limitation, claims, demands, penalties, causes of action, costs and expenses and attorneys' fees imposed upon and incurred by or asserted against Landlord from any cause in, on, or about the Premises, including, without limitation, those relating to the following: (i) Tenant's default in its observance or performance of any of the terms, covenants or conditions of this Lease, (ii) the use or occupancy or manner of use or occupancy of the Premises by Tenant or of any Tenant Parties, (iii) any acts, omissions or negligence of Tenant or any Tenant Parties, in, on or about the Premises or the Project, either prior to, during, or after the expiration of, the Term including, without limitation, any acts, omissions or negligence in the making or performing of any Alterations in or to the Premises, or (iv) for personal injury, including without limitation, bodily injury, death or property damage, occasioned by any use, occupancy, condition, occurrence, omission or negligence referred to in the preceding clauses. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel reasonably approved by Landlord.

          (b) Landlord agrees to protect, indemnify and save harmless Tenant from and against any and all loss, cost, liability, damage and expense including, without limitation, claims, demands, penalties, causes of action, costs and expenses and attorneys' fees imposed upon and incurred by or asserted against Tenant that result from the conduct of Landlord or its employees, agents or contractors (the "Landlord Parties") at the Common Areas, including, without limitation, those relating to the following: (a) for personal injury, death or property damage arising from the negligence or willful misconduct of Landlord or any Landlord Parties, or (b) Landlord's default in its observance or performance of any of the terms, covenants or conditions of this Lease. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Landlord will, at Landlord's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel reasonably approved by Tenant.

     9.05 Limitation on Landlord's Liability. Landlord shall not be responsible or liable to Tenant for any loss or damage to Tenant, or its business (including any loss of income therefrom) or its property occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Project, or for any loss or damage resulting to Tenant, or its business (including any loss of income therefrom), or its property from smoke, fire, electricity, steam, gas, vapor, water or rain, or other airborne contaminants, or from the breakage, leakage, obstruction or other defects of pipes, wires, appliances, plumbing, heating, air-conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising from or upon Premises or upon other portions of the Project, or from other sources or places, including theft.

     9.06 Waiver of Claims.
          ----------------

          (a) Landlord and Tenant hereby agree and hereby waive any and all rights of recovery against each other for loss or damage occurring to the Premises or the Project or any of Landlord's or Tenant's Property contained therein regardless of the cause of such loss or damage to the extent that the loss or damage is covered by the injured party's insurance or the insurance the injured party is required to carry under this Lease, whichever is greater (without regard to any deductible provision in any policy). This waiver does not apply to claims caused by a party's willful misconduct. This waiver also applies to each party's directors, officers, employees, shareholders, and agents.

          (b) Each party will assure that its insurance permits waiver of liability and contains a waiver of subrogation. Each party shall secure an appropriate clause in, or an endorsement to, each insurance policy obtained by or required to be obtained by Landlord or Tenant, as the case may be, under this Lease, pursuant to which the insurance company: (i) waives any right of subrogation against Landlord or Tenant as the same may be applicable, or (ii) permits Landlord or Tenant, prior to any loss to agree to waive any claim it might have against the other without invalidating the coverage under the insurance policy. If, at any time, the insurance carrier of either party refuses to write (and no other insurance carrier licensed in Connecticut will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party and upon the giving of such notice, this Section shall be void and of no effect.

     9.07 Landlord's Insurance. Landlord shall maintain and keep in effect during the entire Term the following insurance coverage (together with such other coverages as Landlord may reasonably elect to carry for the benefit of the Project):

          (a) Standard Commercial General Liability Insurance with a Broad Form Comprehensive General Liability endorsement. The limits of liability of such insurance shall be an amount not less than $3,000,000 per occurrence, bodily injury including death, and $3,000,000 per occurrence, property damage liability or $3,000,000 combined single limit for bodily injury and property damage liability; and

          (b) "Special Form" fire and extended coverage insurance on the Project insuring the guaranteed replacement value thereof, excluding Tenant's Property and Tenant's Alterations. The insurance shall include, but not be limited to, fire and extended coverage perils and shall be placed with companies licensed to sell insurance in Connecticut.

                              ARTICLE 10. CASUALTY

     10.01 Damage or Destruction. Tenant shall give prompt notice to Landlord of any damage by fire or other casualty to the Premises or any portion thereof. In the event that the Premises, or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured casualty (a "Casualty") that the Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.01, and if in the judgment of the Landlord the damage or destruction may be repaired within one hundred eighty (180) days with available insurance proceeds, then the Landlord shall so notify the Tenant within sixty (60) days after the occurrence of the damage or destruction (the "Notice Period") and shall repair such damage or destruction (except damage or destruction to Tenant's Property or Tenant's Alterations) with reasonable diligence. In the event that the Landlord shall not complete such repairs within one hundred eighty (180) days after the elapse of the Notice Period, then the Tenant shall have the right to terminate the term of this lease by giving written notice of such termination to the Landlord within twenty (20) days after the end of such one hundred eighty (180) day period; provided, however, that in the event that the completion of repairs shall be delayed by causes beyond the Landlord's control, including those events described in Section 16.11 hereof, the time for completion shall be extended by the period of such delay, but not to exceed an additional thirty (30) days. If in the judgment of the Landlord the Premises, or means of access thereto, cannot be repaired within one hundred eighty (180) days after the elapse of the Notice Period with available insurance proceeds and the Landlord does not deliver the Tenant notice of its decision to repair such damage within sixty (60) days after the occurrence of the Casualty, then either party shall have the right to terminate the term of this Lease by giving written notice of such termination to the other party within the period of sixty (60) to seventy-five (75) days after the occurrence of the Casualty.

     10.02 Abatement of Rent. Annual Base Rent and Additional Rent shall not be abated or suspended if, following any Casualty, Tenant shall continue to have reasonably convenient access to the Premises and the Premises are not rendered unfit for use and occupancy. If Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in
Section 7.01 by reason of such Casualty, then Rent shall be equitably suspended or abated relative to the portion of the Premises that cannot be used by Tenant for any of its business operations, effective as of the date of the Casualty until Landlord has (i) substantially completed the repair of the Premises and the means of access thereto, and (ii) has delivered notice thereof to Tenant. If such damage or destruction was caused by the negligence or willful act or omission of the Tenant or any of its officers, employees, contractors, agents or invitees, then there shall be no abatement of Rent; an election by Landlord to carry rental loss insurance shall not affect the provisions of this Article 10.

     10.03 Events of Termination. In addition to the foregoing termination rights provided in Section 10.01 hereof, in the event of a Casualty, the following termination rights shall apply:

           (a) If more than 25% of the gross rentable area of the Premises shall be wholly or substantially damaged or destroyed by Casualty at any time during the last six (6) months of the Term, either Landlord or Tenant may terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after the occurrence of such damage.

           (b) Notwithstanding the provisions of this Article 10, if, prior to or during the Term the Building shall be so damaged by Casualty that, in Landlord's reasonable estimate, the cost to repair the damage will be more than 25% of the replacement value of the Building immediately prior to the occurrence of the Casualty (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord's option, and with the written consent of Landlord's Mortgagee, may give to Tenant, within ninety (90) days after such Casualty, a thirty (30) days' notice of the termination of this Lease and, in the event such notice is given, this Lease and the term shall terminate upon the expiration of such thirty (30) days with the same effect as if such date were the Expiration Date; and the Rent shall be apportioned as of such date and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant within thirty (30) days following the Expiration Date.

     10.04 Insurance Proceeds Upon Termination. If this Lease is terminated pursuant to any right granted or reserved to Landlord under this Section, all insurance proceeds payable with respect to the damage giving rise to such right of termination shall be paid to Landlord, and Tenant shall have no claim therefor. No damages, compensation or claim shall be payable by the Landlord to Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Article 10.

     10.05 Scope of Landlord's Repairs. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction as aforesaid, the scope of work shall be limited to the original Leasehold Improvements that were constructed by Landlord at its expense, and Landlord shall have no obligation to restore or replace Tenant's Property or Tenant's Alterations.

                            ARTICLE 11. CONDEMNATION

     11.01 Entire Condemnation. In the event that the whole of the Premises shall be taken under the power of eminent domain, this Lease and the term and estate hereby granted shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such taking.

     11.02 Partial Condemnation.
           --------------------

           (a) In the event that only a part of the Premises shall be taken by Condemnation and Tenant shall have reasonable, convenient access to and from the Premises, the Term shall expire as to that portion of the Premises condemned effective as of the date of the vesting of title in the condemning authority, and this Lease shall continue in full force and effect as to the part of the Premises not so taken.

           (b) In the event that a part of the Project shall be subject to Condemnation (whether or not the Premises are affected), Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title in the condemning authority if in Landlord's reasonable opinion: (i) a substantial alteration or reconstruction of the Project (or any portion thereof) shall be necessary or appropriate, or (ii) the portion of the Project so condemned has the effect of rendering the remainder of the Project uneconomic to maintain.

           (c) In the event that this Lease is not terminated in accordance with subsection (b) hereof, Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Premises are located so as to constitute the remaining Premises a complete architectural unit to the extent feasible, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees and after payment of all costs involved in collection, including but not limited to attorney's fees. Tenant, at is own cost and expense shall, restore all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of personalty of Tenant which are not taken to as near its former condition as the circumstances will permit. In the event of a partial taking, all provisions of this Lease shall remain in full force and effect.

     11.03 Temporary Taking. If there is a taking of the Premises for temporary use arising out of a temporary emergency or other temporary situation, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking, and Tenant shall be entitled to the award for its interest.

     11.04 Condemnation Awards. Except as provided in the preceding Section 11.03, Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of Tenant's Property provided that such award does not diminish or reduce the amount of the award payable to Landlord.

     11.05 Proration. In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Annual Base Rent and Tenant's Proportionate Share shall be adjusted in proportion to that portion of the Premises taken by such condemnation or other taking and Tenant's Proportionate Share.

                      ARTICLE 12. ASSIGNMENT AND SUBLETTING

     12.01 Assignment and Subletting.
           -------------------------

           (a) Tenant shall not, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, assign, mortgage, encumber or otherwise transfer this Lease or any interest herein directly or indirectly, by operation of law or otherwise, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such action, a "Transfer"). If at any time or from time to time during the Term, when no Event of Default has occurred and is continuing, Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice

("Transfer Notice") setting forth the terms of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (each a "Transferee"). Tenant shall also deliver to Landlord with the Transfer Notice an acceptable assumption agreement for Tenant's obligations under this Lease together with all relevant information requested by Landlord concerning the proposed Transferee to assist Landlord in making an informed judgment regarding the financial responsibility, creditworthiness, reputation, and business experience of the Transferee. Tenant shall reimburse Landlord promptly for all reasonable out-of-pocket expenses incurred by Landlord including reasonable attorneys' fees in connection with the review of Tenant's request for Landlord's approval of any Transfer. The provisions of this Section 12.01 shall apply to a Transfer (by one or more Transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such Transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Section.

           (b) Notwithstanding anything to the contrary in Section 12.01, Tenant shall have the right to assign this Lease or sublet the Premises to any subsidiary, parent, or affiliate company controlled by, controlling, or under common control with Tenant with Landlord's prior written approval subject to the following conditions: (i) such Transferee shall use the Premises only for those uses expressly permitted by the terms of this Lease; (ii) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Article 12; (iii) no Event of Default has occurred and is continuing; (iv) the financial net worth and creditworthiness of the proposed Transferee shall be acceptable to Landlord (but not less than that of Tenant on the date hereof);
(v) Landlord shall have received and approved audited financial statements or equivalent financial information which substantiate the Transferee's financial condition; and (vi) Tenant shall remain fully liable under this Lease and shall be jointly and severally liable with the Transferee, and Tenant's financial condition shall be the same or better than its financial condition on the date hereof.

     12.02 Landlord's Options. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord's receipt of a Transfer Notice accompanied by the other information described in
Section 12.01, to: (a) permit Tenant to Transfer the Premises; or (b) disapprove the Tenant's Transfer of the Premises and to continue the Lease in full force and effect as to the entire Premises; or (c) terminate the Lease as to the portion of the Premises affected by the Transfer as of the date set forth in Landlord's notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice. As a condition for granting its consent to any Transfer, Landlord may require that the Annual Base Rent and Additional Rent payable by such Transferee is at the then current published rental rates for the Premises or comparable premises in the Building, but not less than the then current Annual Base Rent under this Lease and may require that the Transferee remit directly to Landlord on a monthly basis, all monies due to Tenant by the Transferee. If Landlord exercises its option to terminate this Lease (or in the case of a partial sublet to release Tenant with respect to a portion of the Premises), Tenant shall surrender possession of such Premises on the date set forth in Landlord's notice, and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto. If this Lease shall be terminated as to a portion of the Premises only, Rent and Tenant's parking allocation shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compares to the floor area of Tenant's Premises during the Term of the proposed sublet.

     12.03 Additional Conditions.
           ---------------------

           (a) Tenant shall not offer to make, or enter into negotiations with respect to any Transfer to: (i) any tenant of the Building or any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Building unless there is no competing space then available for leases therein; or (ii) any party with whom Landlord (or its affiliate) is then negotiating with respect to other space in the Building unless there is no competing space then available for leases therein; or (iii) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the Building. It shall not be unreasonable for Landlord to disapprove any proposed assignment, sublet or transfer to any of the foregoing entities. The parties also agree that it shall be a material condition for Landlord's consent to a Transfer that the Transferee has a financial net worth not less than that of Tenant on the date hereof.

           (b) If Landlord approves of the proposed Transfer pursuant to Section
12.01 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions: (i) the Transfer shall be on the same terms set forth in the Transfer Notice , and (ii) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer (in the form approved by Landlord) has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease; and (iii) Tenant shall provide Landlord with a written ratification agreement from each guarantor of this Lease in form and substance satisfactory to Landlord.

     12.04 No Release. No Transfer shall be effective unless approved in writing by Landlord. Landlord's consent to a Transfer shall not release Tenant of Tenant's obligations under this Lease and this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after any Transfer, the Lease obligations of the Transferee and of the original Tenant named in this Lease shall be joint and several. No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed a consent to such Transfer, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant's permitted Transferees, shall constitute a violation thereof by Tenant. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

     12.05 Transfer Profit. Any rent or other economic consideration received by Tenant as a result of such Transfer which exceeds, in the aggregate, (a) the total of the remaining rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (b) any reasonable tenant fit-up costs, brokerage commissions and attorneys' fees actually paid by Tenant in connection with such Transfer (specifically excluding moving or relocation costs paid to the Transferee), shall be paid to Landlord on a monthly basis within ten (10) days after receipt thereof as Additional Rent under this Lease, without affecting or reducing any other obligations of Tenant hereunder. Each such payment shall be sent with a detailed statement. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement.

                        ARTICLE 13. DEFAULTS AND REMEDIES

     13.01 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") hereunder:

           (a) Nonpayment of Annual Base Rent or Additional Rent. Failure by Tenant to pay any installment of Annual Base Rent or Additional Rent due and payable hereunder, upon the date when said payment is due; provided, however, on the first (1st) two (2) occasions only during any Lease Year, Landlord shall furnish Tenant with written notice of such failure and permit Tenant a 5-day period to cure such failure.

           (b) Certain Obligations. Failure by Tenant to perform, observe or comply with any obligation, agreement or covenant contained in Sections 7.05 ("Hazardous Substances"), 8.03 ("Alterations"), Section 9.01 ("Tenant's Insurance"), and Article 12 ("Assignment and Subletting") of this Lease.

           (c) Other Obligations. Failure by Tenant to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraph (a) or (b) of this Section 13.01, such failure continuing for thirty (30) days after written notice by Landlord to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within sixty (60) days following the date of Landlord's written notice with respect to such failure.

           (d) Abandonment. Abandonment of the Premises by Tenant for a continuous period in excess of twenty (20) business days.

           (e) Assignment; Receivership; Attachment. (i) The making by Tenant of any arrangement or assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iii) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

           (f) Bankruptcy. The admission by Tenant or Tenant's guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant's guarantor (if any) of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant's guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant's guarantor (if any) in any such proceeding or, if within forty-five (45) days after the commencement of any proceeding against Tenant or Tenant's guarantor (if any) seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant's creditors or such guarantor's creditors, such proceeding shall not have been dismissed.

     13.02 Remedies. Upon the occurrence of any Events of Default by Tenant which is not cured by Tenant within the grace periods specified in Section 13.01 hereof, if any, Landlord shall have the following rights and remedies, in addition to all other rights or remedies available to Landlord in law or equity:

           (a) Landlord may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the Term hereby demised, and all rights of Tenant under this Lease shall expire and terminate. Upon any termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord. Following any such termination, Landlord may, without further notice, enter the Premises, and any portions thereof, and take possession thereof by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and Landlord shall have the right to receive all rental and other income of and from the same.

           (b) At Landlord's election, without terminating this Lease, Landlord may, without re-entry, recover possession of the Premises in the manner prescribed by any statute relating to summary process, and any demand for the Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature, to which Tenant may be entitled, are hereby specifically waived. Landlord may relet the Premises for the account of Tenant. No such termination of Tenant's right to possess the Premises under this Section 13.02(b) shall relieve Tenant of its liabilities and obligations under this Lease (as if such right of possession had not been so terminated or expired), and such liabilities and obligations shall survive any such termination of Tenant's possessory interest. In the event of any such termination of this Lease or Tenant's right of possession, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay the Landlord a sum equal to the Rent and any other charges required to be paid by Tenant up to the time of such termination of such right of possession and thereafter Tenant, until the end of the Term, shall be liable to Landlord for and shall pay to Landlord: (i) the equivalent of the amount of the Rent payable under this Lease, less (ii) the net proceeds of any reletting effected pursuant to the provisions hereof after deducting all of Landlord's "Reletting Expenses" (as defined in Section 13.02). Tenant shall pay such amounts in accordance with the terms of this Section 13.02(b) as set forth in a written statement thereof from Landlord to Tenant (hereinafter, the "Deficiency") to Landlord in monthly installments on the days on which the Annual Base Rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant's defaults existing at or prior to the date of such termination and the cost of recovering possession of the Premises. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord, including attorneys' fees and costs incurred in connection with such suits shall be payable by Tenant on demand.

           (c) At any time after an Event of Default and termination of the Lease by Landlord, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 13.02(b), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default and in lieu of any subsequent Deficiency (but without limitation of the provisions of subsection (f) hereof):

               (i) all Rent and other sums due and payable by Tenant on the date of termination; plus

               (ii) the costs of curing Tenant's defaults existing at or prior to the date of termination; plus

               (iii) the cost of recovering possession of the Premises and the Reletting Expenses; plus

               (iv) an amount equal to the difference between the then present worth of the aggregate of the Rent and any other charges to be paid by Tenant hereunder for the then unexpired term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair market rent of the Premises for the same period (taking into account rentals received by Landlord under a replacement Lease of the Premises). In the computation of present worth, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.

           (d) In connection with any reletting of the Premises following an Event of Default, Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in central Fairfield County, Connecticut. Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages.

           (e) Any and all property belonging to Tenant or to which Tenant is or may be entitled which may be removed from the Premises by Landlord pursuant to the authority of this Lease or applicable law, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control.

           (f) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed exclusive of any of the others.

           (g) For purposes of this Section 13.02, "Reletting Alterations" shall mean all repairs, changes, improvements, alterations or additions made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and "Reletting Expenses" shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, management fees, attorneys' fees, the costs of Reletting Alterations, operating expenses and rent and other economic concessions provided to the new tenant.

     13.03 Landlord's Right to Cure Defaults. If the Tenant shall default in the observance or performance of any condition or covenant on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent pursuant to Section 4.04 hereof and if not so paid with interest from its due date until paid at the lesser of eighteen (18%) percent per annum or the maximum legal rate that Landlord may charge Tenant.

     13.04 No Accord and Satisfaction. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent, or
(ii) pursue any other remedy provided in this Lease.

     13.05 Default by Landlord. If Landlord fails to perform or observe any of its Lease obligations and such failure continues for more than thirty (30) days after Tenant has delivered written notice thereof to Landlord and Landlord's Mortgagee, such failure shall constitute a default under this Lease unless Landlord disputes the claimed default in good faith by written notice to Tenant within such 30-day period; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant shall identify the Lease provisions containing the Landlord's obligations that are the subject of Tenant's complaint and specify in reasonable detail the nature and extent of Landlord's failure with respect thereto. If Landlord or Landlord's Mortgagee fails to cure any default within the applicable grace period, Tenant may pursue any remedies given in this Lease or under the law.

     13.06 Arbitration. Any dispute arising out of or relating to Article 5 of this Lease (with respect to the issues expressly stated therein) shall be submitted to and determined in binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 30 days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association on application by either party. The arbitrator shall have authority to fashion such just, equitable and legal relief as he, in his sole discretion, may determine. The parties agree that the arbitration hearing shall be held within thirty (30) business days following notification to the parties of the appointment of such arbitration, and that the arbitration proceedings shall be concluded within thirty (30) business days following the first scheduled arbitration hearing. Each party shall bear all its own expenses of arbitration and shall bear equally the costs and expenses of the arbitrator. All arbitration proceedings shall be conducted in the City of Stamford, State of Connecticut. Landlord and Tenant further agree that they will faithfully observe this agreement and rules, and that they will abide by and perform any award rendered by the arbitrator and that a judgment of the court having jurisdiction may be entered upon the award. The duty to arbitrate shall survive the cancellation or termination of this Lease.

     13.07 Indirect Damages. Notwithstanding any provision of this Lease to the contrary (except Section 2.02), none of the provisions of this Lease shall cause either party to be liable to the other party, or anyone claiming through or on behalf of such other party, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues.

     13.08 Waivers. TENANT HEREBY REPRESENTS, COVENANTS AND AGREES THAT IT IS ENGAGED PRIMARILY IN COMMERCIAL PURSUITS, AND THAT THE LEASE IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF SECTION 52-278a(a) OF THE CONNECTICUT GENERAL STATUTES (REV. 1958), AS AMENDED. TENANT HEREBY WAIVES ALL RIGHTS TO NOTICE, PRIOR JUDICIAL HEARING OR COURT ORDER UNDER SECTION 52-278a ET SEQ. OF THE CONNECTICUT GENERAL STATUTES (REV. 1958) AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDIES THE LANDLORD MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.

     13.09 Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of any such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damage referred to above. Without limiting any of the provisions of this Article 13, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee's reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.

            ARTICLE 14. NONDISTURBANCE AND RIGHTS OF MORTGAGE HOLDERS

     14.01 Subordination.
           -------------

           (a) Subject to the provisions of this Section 14.01, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease and Tenant's tenancy hereunder are and shall be automatically subject and subordinate at all times to
(a) the lien (and the terms and conditions) of any mortgage that may now exist or hereafter be executed in any amount for which the Building, or Landlord's interest or estate in any of said items is specified as security; and (b) renewals, modifications, consolidations, replacements, and extensions of any of the foregoing. Landlord agrees to use commercially diligent efforts to obtain from the holders of any mortgage lien on the Building (collectively, "Landlord's Mortgagee") a recordable instrument substantially in the form attached hereto as Exhibit F by which Landlord's Mortgagee shall agree not to disturb Tenant's possession and occupancy of the Premises or join Tenant in any such action as a party defendant so long as Tenant is not in default in the performance or observance of any of the terms, covenants or conditions contained in the Lease.

Landlord's inability to obtain such an instrument from Landlord's Mortgagee shall not be a condition to Tenant's subordination agreements herein.

           (b) In the event that any such first mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of Landlord's Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) days following delivery of request by Landlord, Landlord's Mortgagee, or by Landlord's successor in interest and in the form requested by Landlord, Landlord's Mortgagee, or by Landlord's successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first mortgage, which additional documents shall be satisfactory to Landlord, Landlord's Mortgagee, and Landlord's successors in interest.

           (c) If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall assume and perform Landlord's obligations under this Lease only while it is the fee owner of the Building and shall not be (i) liable for any breach, act or omission of any prior landlord, including Landlord; (ii) subject to offsets, claims or defenses which Tenant might have against prior landlords; (iii) bound by the payment of Annual Base Rent or Additional Rent or other payment in lieu of rent which Tenant may have paid to any prior landlord for more than thirty (30) days in advance of its due date; (iv) bound by any assignment, surrender, termination, waiver, lease amendment or modification of or affecting this Lease made without its consent; or (v) bound by any of the construction obligations of Landlord under this Lease.

     14.02 Notices. If Tenant is given written notice of the identity and address of Landlord's Mortgagee, then Tenant shall give to such Landlord's Mortgagee written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such Landlord's Mortgagee shall be given the opportunity to cure Landlord's default within the thirty (30) days following such written notice; provided, however, that said thirty (30) day period shall be extended so long as within said thirty (30) day period such party has commenced to cure the default and such party is proceeding with due diligence (including the exercise of its remedies against Landlord if necessary to obtain possession of the Premises) to effect such cure.

     14.03 Estoppel Certificates. Tenant shall at any time, and from time to time, upon not less than five (5) days prior written notice from Landlord execute, acknowledge and deliver to Landlord, to any prospective purchaser, or Landlord's Mortgagee, a written certificate of Tenant substantially in the form of Exhibit G attached hereto (or in such other form as may be required by Landlord) stating: (a) whether Tenant has accepted the Premises and the commencement date and termination date of this Lease; (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and has not been assigned; (c) that there are not, to Tenant's best knowledge, any uncured defaults on the part of the Landlord or Tenant hereunder, or specifying any defaults that may exist; (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (e) whether Tenant has received all required contributions from Landlord on account of Tenant's improvements; (f) the dates, if any, to which the Annual Base Rent and Additional Rent and other charges under this Lease have been paid and the amounts of said Annual Base Rent and Additional Rent, and that no Annual Base Rent, Additional Rent, or security deposit has been paid in advance of its due date, and (g) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Section 14.03 may be relied upon by Landlord and any prospective purchaser or Landlord's Mortgagee of any part of the Building.

     14.04 Quiet Enjoyment. Upon Tenant paying the Annual Base Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord's Mortgagee.

                               ARTICLE 15. NOTICES

     15.01 Manner of Notice.
           ----------------

           (a) All notices, demands and other communications ("notices") permitted or required to be given under this Lease shall be in writing and sent by personal service, telecopy transmission (if a copy thereof is also sent on the same day by a nationally recognized overnight courier service), certified mail (postage prepaid) return receipt requested or by a nationally recognized overnight courier service, (a) to Tenant (i) at 79 Old Ridgefield Road, Wilton, Connecticut 06897, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Building if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacating, abandoning or surrendering the Premises, and (b) to Landlord at c/o The Davis Companies, One Appleton Street, Boston, Massachusetts 02116 with a copy to Davis Management Corp., 187 Danbury Road, Wilton, Connecticut 06897, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 15.01.

           (b) Notices shall be deemed to have been given (i) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee if delivered by personal service) if personal service is used, (ii) on the date of transmission if sent before 4:00 p.m. (Hartford time) on a business day when telecopy transmission is used, (iii) the sooner of the date of receipt or the date that is three (3) days after the date of mailing thereof if sent by postage pre-paid registered or certified mail, return receipt requested, and (iv) one (1) day after being sent by Federal Express or other reputable overnight courier service (with delivery evidenced by written receipt) if overnight courier service is used.

                            ARTICLE 16. MISCELLANEOUS

     16.01 Brokers. Landlord and Tenant warrant to each other that they have had no dealings with any broker, agent or finder in connection with this Lease except Desmond, Virgulak, Brown. Landlord agrees to pay the commissions due to such brokerage companies pursuant to separate agreements. Both parties hereto agree to protect, indemnify and hold harmless the other from and against any and all expenses with respect to any compensation, commissions and charges claimed by any other broker, agent or finder not identified above with respect to this Lease or the negotiation thereof that is made by reason of any action or agreement by such party.

     16.02 Attorney's Fees. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including reasonable attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if: (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial or judgment; (b) the other party withdraws its action without substantially obtaining the relief it sought or judgment is entered dismissing the other party's action or granting summary judgment against the other party; or (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

     16.03 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

     16.04 Easements. Landlord reserves the right, from time to time, to grant easements and rights, make dedications, agree to restrictions and record maps affecting the Project as Landlord may deem necessary or desirable, so long as such easements, rights, dedications, restrictions, and maps do not unreasonably interfere with the use of the Premises by Tenant; and this Lease shall be subordinate to such instruments.

     16.05 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord's Mortgagee.

     16.06 No Waiver. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific right or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.

     16.07 Bind and Inure. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns.

     16.08 Landlord's Liability.
           --------------------

           (a) The term "Landlord" as used herein and throughout the Lease shall mean only the owner or owners at the time in question of Landlord's interest in this Lease. Upon any transfer of such interest, from and after the date of such transfer, Landlord herein named (and in case of any subsequent transfers the then transferor) and each of its partners, principals, shareholders, beneficiaries or co-tenants, as the case may be, ("Landlord's Constituent Parties") shall be relieved of all liability for the performance of any obligations on the part of the Landlord contained in this Lease, provided that any monies in the hands of Landlord or the then transferor at the time of such transfer, in which Tenant has an interest, shall be delivered to the transferee.

           (b) The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns, only during their respective periods of ownership, provided, however, that Landlord and each of Landlord's Constituent Parties shall be under no personal liability with respect to any of the provisions, covenants or agreements of this Lease. If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform any of its obligations under this Lease, Tenant shall be limited for the satisfaction of the money judgment solely to Landlord's interest in the Building and no other property or assets of Landlord or Landlord's Constituent Parties shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of the money judgment.

     16.09 Interpretation. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

     16.10 Time of Essence. Except as provided in Section 16.11, TIME IS OF THE ESSENCE with respect to the due performance of the terms, covenants and conditions herein contained; provided, however, that no delay or failure to enforce any of the provisions herein contained and no conduct or statement shall waive or affect any of Landlord's rights hereunder.

     16.11 Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control including, without limitation, civil commotion, war, labor disputes or strikes, governmental regulations or controls, inspection delays by governmental authorities, delays in obtaining governmental permits, inability to obtain any material or services, casualty, acts of God, or the elements. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided: (a) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money; (b) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and (c) Tenant shall not be entitled to rely upon this Section unless it shall advise Landlord in writing, of the existence of any force majeure preventing the performance of an obligation of Tenant promptly after the commencement of the force majeure.

     16.12 Joint and Several. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several.

     16.13 Entire Agreement. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Annual Base Rent or Additional Rent under this Lease, result in any liability of Landlord or Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     16.14 Authority. If Tenant signs as a corporation or a partnership, each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant is duly qualified to do business in Connecticut, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

     16.15 Governing Law. This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Connecticut.

     16.16 Survival. All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive expiration or sooner termination of this Lease.

     16.17 Building Name. The Building and the Project may be known by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent upon thirty (30) days prior written notice to Tenant.

     16.18 Tenant's Financial Statements. Tenant shall furnish Landlord annually, within sixty (60) days after the end of each fiscal year of Tenant, copies of the balance sheets of Tenant, as at the close of such fiscal year, and statements of income and retained earnings of Tenant for such year, prepared in accordance with generally accepted accounting principles and audited by Tenant's independent certified public accountants.

     16.19 Submission. Submission of this instrument for examination does not constitute a reservation of or option for lease of the Premises, and it is not effective as a lease or otherwise until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.

                           ARTICLE 17. EXTENSION RIGHT

     17.01 Right to Extend. Landlord grants Tenant the option to extend this Lease with respect to the entire Premises for one (1) additional period of five
(5) Lease Years (the "Extension Period") subject to each and all of the following terms and conditions (the "Extension Option"):

           (a) The Extension Option may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the Tenant named in this Lease, and the parties hereto agree that if Tenant assigns any of its interest in this Lease or subleases the Premises (or any portion thereof), this Extension Option shall terminate immediately without the need for any act or notice by either party to be effective.

           (b) The Annual Base Rent for the Extension Period shall be equal to the greater of: (i) the Annual Base Rent payable during the final Lease Year of the original Term, or (ii) 95% of the then prevailing fair market rental rate (such prevailing fair market rental rate, the "Market Rent") for Tenant's space;

during the Extension Period the Additional Rent shall continue to be payable in the amount and manner as provided in the Lease with the same Base Taxes and Base Expense Year as established in Section 5.01 and all of the terms, conditions and covenants of this Lease shall apply.

           (c) Tenant shall have delivered to Landlord written notice (the "Extension Notice") of the exercise of the Extension Option not later than 270 days prior to the expiration of the current term of this Lease, time being of the essence. If an Extension Notice is not so delivered, Tenant's Extension Option shall automatically expire.

           (d) Tenant's right to exercise the Extension Option shall be suspended at the election of Landlord during any period in which an Event of Default has occurred and is continuing, but the period of time within which the Extension Option may be exercised shall not be extended. Notwithstanding Tenant's due and timely exercise of the Extension Option, if, after such exercise and prior to the effective date of the Extension Option an Event of Default occurs under this Lease that is not cured within the applicable grace period, if any, Landlord shall have the right to cancel Tenant's exercise of the Extension Option by delivery of written notice to Tenant.

           (e) Tenant's right to exercise its Extension Option is subject and subordinate to the exercise of all rights of first offer, first refusal, expansion, lease renewal and lease extension rights (the "Expansion Rights") with regard to the Premises that have been granted by Landlord to Old Danbury Road Lessee Corp. and other Building tenants prior to the Commencement Date.

     17.02 Market Rent Notice. If Tenant properly exercises its Extension Option, Landlord shall provide Tenant with written notice (the "Market Rent Notice") of the rate of the Market Rent (as determined by Landlord for a 5-year term) and the Annual Base Rent for the Extension Period within sixty (60) days following Landlord's receipt of Tenant's Extension Notice. Tenant shall respond in writing to Landlord within twenty (20) days following Landlord's delivery of its Market Rent Notice (the "Tenant Response Period") stating whether Tenant agrees or disagrees with the Annual Base Rent determined by Landlord. If the parties agree on the Annual Base Rent for the Extension Period during the Tenant Response Period, they shall execute an amendment to this Lease within ten (10) days stating the Extension Period, the Annual Base Rent and monthly rental and any related terms and conditions. Otherwise, the Market Rent shall be determined in accordance with Section 17.03.

     17.03 Dispute. If the parties are unable to agree on the Annual Base Rent for the Extension Period within the Tenant Response Period, the Market Rent shall be determined by appraisal as set forth below in order to establish the Annual Base Rent for the Extension Period and Landlord and Tenant shall be bound by the results of the appraisal. Notwithstanding the submission of the issue of Market Rent to appraisal, if such Annual Base Rent has not been established pursuant to Section 17.04 prior to the commencement of the Extension Period, Annual Base Rent for the next ensuing Lease Year of the Term shall be paid at the Annual Base Rent established by Landlord in its Market Rent Notice until the appraisal is completed. If, upon completion of the appraisal, it is determined that Market Rent is less or more than that set by Landlord, then an adjustment based upon such lower or greater rent shall be made based on the number of months therefor paid by Tenant but in no event shall rent be lower than that paid for the final Lease Year of the initial Term. In no event shall the extension of the Term be affected by the determination of the Annual Base Rent, such exercise of the Extension Option being fixed at the time at which Tenant delivers the Extension Notice.

     17.04 Appraisal. When the terms of this Lease provide that Market Rent shall be determined by appraisal, the following appraisal procedures shall apply:

           (a) Within five (5) business days following the end of the Tenant Response Period, each of Tenant and Landlord shall choose a real estate appraiser who is a member of the American Institute of Appraisers and has at least five (5) years' full time commercial appraisal experience in Fairfield County and shall notify the other party in writing of its selection. If a party does not appoint an appraiser within such five (5) day period, the single appraiser appointed shall be the sole appraiser and shall establish the Market Rent for the Extension Term;

           (b) If the two (2) appraisers are appointed by the parties as stated above, they shall meet within five (5) business days following their appointment in accordance with "(a)" above, and the appraisers selected shall select a third appraiser meeting the qualifications as set forth in "(a)" above; if the two (2) appraisers fail to select the third appraiser within such time period, either of the parties to this Lease by giving ten (10) days' notice to the other party can apply to the then president of the county real estate board of Fairfield County, or to the presiding judge of the Superior Court of that county, for the selection of a third appraiser who meets the qualifications stated in "(a)" above. Each of the parties shall bear one half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party;

           (c) Within fifteen (15) business days after their appointment, the appraisers shall determine the Market Rent for the Premises for the Extension Period, and shall notify Tenant and Landlord of such determination within three
(3) days thereafter, which determination shall be final and binding upon Tenant and Landlord. If the appraisers are unable to agree upon the Market Rent, the Market Rent will be deemed to be the average of the Market Rents proposed by the appraisers, except that (i) if the lowest proposed fair market rent is less than 90% of the second to lowest proposed Market Rent, the lowest proposed Market Rent will automatically be deemed to be 90% of the second to lowest proposed Market Rent and (ii) if the highest proposed Market Rent is greater than 110% of the second to highest proposed Market Rent, the highest proposed Market Rent will automatically be deemed to be 110% of the second to highest proposed Market Rent;

           (d) Landlord and Tenant shall each pay one-half (1/2) of the expense of the appraisers' fees.

           For the purpose of determining Market Rent, the parties shall use as a guideline the average rental rates for comparable space in the Building over the previous 3-month period, or if no comparable lease transactions have taken place during the past 3 months, then the guideline shall be the then market rent for similar available space in buildings of similar age and class in the same geographic area, Westport/Wilton, Connecticut.

     17.05 Amendment. Within ten (10) days following the establishment of the Market Rent and the resulting Annual Base Rent with respect to the Extension Period pursuant to the appraisal procedure set forth above, Landlord and Tenant shall execute an amendment to this Lease confirming the Annual Base Rent payable with respect to the Extension Period. Each such amendment shall set forth the Extension Period, the applicable Annual Base Rent and the monthly rental and any related terms and conditions.

     17.06 Landlord's Right of Termination. Following Tenant's exercise of the Extension Option, Landlord shall have the right to terminate this Lease effective on the seventh (7th) anniversary of the Commencement Date subject to delivery of written notice to Tenant of the exercise of this right at least one hundred and fifty (150) days prior to the seventh (7th) anniversary of the Commencement Date.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                                            LANDLORD:
                                            CD STATION, LLC
--------------------------

                                            By:  DIV Station, LLC,
                                                 Its Manager
--------------------------

                                            By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                            TENANT:

                                            STARTECH ENVIRONMENTAL CORP.

--------------------------

                                            By:
--------------------------                  -----------------------------------
                                            Name:
                                            Title:

STATE OF ______________                 )
                                        )  ss. ________________
COUNTY OF ____________                  )

     On this the _____ day of September, 1999, before me, _________________, the undersigned officer, personally appeared Paul R. Marcus, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be a manager of DIV STATION, LLC, the manager of CD STATION, LLC, a limited liability company, and that he/she, as such manager, being authorized so to do, executed the foregoing instrument as the free act and deed of the company for the purposes contained therein by signing the name of the company by himself/herself as such manager.

         IN WITNESS WHEREOF, I hereunto set my hand.


                                            -----------------------------------
                                            Commissioner of the Superior Court/
                                            Notary Public
[Affix Notarial Seal]                       My Commission Expires:






STATE OF )
                                        ) ss. _______________
COUNTY OF                               )

     On this the ____ day of September, 1999, before me, _________________________, the undersigned officer, personally appeared
__________________, who acknowledged himself to be the ________________________
of STARTECH ENVIRONMENTAL CORP., a corporation, and that he, as such __________________________, being authorized so to do, executed the foregoing instrument as his free act and deed and the free act and deed of the corporation for the purposes contained therein by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I hereunto set my hand.


                                            -----------------------------------
                                            Commissioner of the Superior Court/
                                            Notary Public
[Affix Notarial Seal]                       My Commission Expires:

                                    EXHIBIT A

                                Plan of Premises

                                    EXHIBIT B

                                Legal Description

                    15 Old Danbury Road, Wilton, Connecticut

     ALL THAT CERTAIN piece of parcel of land with the buildings and other improvements thereon, situated in the Town of Wilton, County of Fairfield and State of Connecticut, shown on that certain map entitled, "Map of Property Prepared for Marcelino E. and Judith P. Lavin, Wilton, Conn." dated September 17, 1981, which Map is on file in the Wilton Town Clerk's Office as Map No. 3894, said parcel being bounded and described as follows:

     COMMENCING at a point formed by the intersection of the westerly line of Old Danbury Road with the northerly line of Station Road,

     THENCE along the northerly line of Station Road, the following courses and distances: South 67" 16' 20" West, a distance of 154.10 feet; South 67" 00' 40" West, a distance of 67.03 feet; South 67" 07' 10" West, a distance of 77.62 feet to a point in the easterly line of Railroad Avenue;

     THENCE along the easterly line of Railroad Avenue the following course and distance: North 38" 31' 54" West, a distance of 365.13 feet to a point in the southeasterly line of Railroad Avenue;

     THENCE along the southeasterly line of Railroad Avenue, the following courses and distances: North 11" 38' 20" East, a distance of 138.59 feet; North 7" 34' 10" East, a distance of 13.74 feet; North 9" 59" 00" East, a distance of
65.01 feet; North 14" 52' 30" East, a distance of 82.11 feet to a point in the curve of Railroad Avenue as shown on said survey;

     THENCE along the southerly line of Railroad Avenue, the following courses and distances: North 73" 23' 30" East, a distance of 33.49 feet' North 79" 15' 10" East, a distance of 13.57 feet; North 76" 46' 00" East, a distance of 101.74 feet; North 77" 22' 50" East, a distance of 13.05 feet; South 86" 30' 20" East, a distance of 10.99 feet to a point which forms the intersection of the southerly line of Railroad Avenue with the westerly line of Old Danbury Road;

     THENCE along the westerly line of Old Danbury road, the following courses and distances: South 46" 42' 30" East, a distance of 11.14 feet; South 39" 53' 20" East, a distance of 28.89 feet; South 37" 53' 40" East, a distance of 53.73 feet; South 32" 44' 20" East, a distance of 20.05 feet; South 35" 37' 20" East, a distance of 53.64 feet; South 24" 00' 30" East, a distance of 78.06 feet; South 25" 39' 00" East, a distance of 80.00 feet; South 24" 30' 00" East, a distance of 57.82 feet; South 28" 42' 00" East, a distance of 35.28 feet; South 24" 56' 30" East, a distance of 38.80 feet; South 24" 09' 00" East, a distance of 115.29 feet to the point of COMMENCEMENT.

                                   EXHIBIT C-1

                                Tenant Standards

                                   EXHIBIT C-2

                               Tenant's Space Plan

                                    EXHIBIT D

                             CLEANING SPECIFICATIONS

                    15 Old Danbury Road, Wilton, Connecticut

                             LOBBY AND PUBLIC AREAS

                  Daily:
                  -----

                  1.       Remove all trash.  Replace liners as needed
                  2.       Empty and clean exterior cigarette urns and ash trays
                  3.       Spot wash all walls and doors
                  4.       Vacuum all carpeting
                  5.       Thoroughly clean all drinking fountains
                  6.       Sweep all stairwells

                  Weekly:
                  ------

                  1.       Spot wash walls
                  2.       Dust rails and ledges
                  3.       Wipe down fixed equipment such as fire extinguisher
                  4.       Spot clean carpeting
                  5.       Clean all glass in doors and partitions
                  6.       Dust down all ledges

                  Yearly:
                  ------

                  Carpet shampooing all common hallways, one time per year.

                  Periodic Spot Cleaning:

                  The following list of items and components includes by example, but is not limited to items/components that require spot cleaning.

                  * Door hardware and accessories (including knobs, latches, push plate/bars, etc.)
                  * Wall/door partition surfaces (including glass in walls, doors and partitions)
                  *        All moldings/framings
                  *        Vents, grills/registers
                  *        Telephones, disinfect all phone receivers
                  *        Recessed fire equipment cabinets
                  *        Light fixtures
                  *        Lavatory fixtures
                  *        Glass/mirrors
                  *        Directory signage/panel frames
                  *        Water coolers/fountains
                  * Elevator floor selector panels (metal polish to be used)

                  OFFICE AREAS
                  ------------

                  Daily:
                  -----

                  1.       Remove all trash and replace liners if necessary
                  2.       Vacuum all carpeted areas
                  3. Spot clean all walls, woodwork, doors and other surfaces
                  4.       Sweep and spot wash all tile areas, if any

                  Weekly:
                  ------

                  1.       Clean all glass doors and partitions
                  2.       Spot clean carpet*
                  3.       Remove  dust  from  all  furniture,   window  ledges,
                           radiators, and coat racks providing areas are free of personal belongings, paperwork, etc.

                  *Carpet shampooing all common hallways, one time per year.

                  Periodic Spot Cleaning:
                  ----------------------

                  1. Dust artificial plants, paintings, and other wall decorations

                  Yearly:
                  ------

                  1.       Clean all baseboards
                  2.       Clean all vents
                  3.       Clean both sides of exterior glass (window washing)

                  RESTROOMS

                  Daily:
                  -----

                  1.       Remove all trash.  Replace liners as needed
                  2. Replenish towel in dispensers, soap dispensers and toilet paper dispensers
                  3. Clean and thoroughly sanitize all toilets, sinks, and urinals
                  4. Spot wash all walls, doors and partitions, including all graffiti.
                  5. Thoroughly wash all floors and baseboards with disinfectant cleaner
                  6. Wipe down and clean all mirrors and bright work including stainless steel and chrome plumbing fixtures.
                  7.       Wash down all sinks and counters
                  8.       Empty and wash all feminine napkin disposal cans

                  Monthly:
                  -------

                  Dust down all pipes, vents, and high spots
                  Thoroughly wash down all walls, partitions, doors and other surfaces with disinfectant cleaner.

                  Semi-Annually:
                  -------------

                  Thoroughly machine scrub all floor surfaces to remove any build-up in grouting or edges.

                                    EXHIBIT E

                              RULES AND REGULATIONS

                    15 Old Danbury Road, Wilton, Connecticut

     1. Tenant shall not display, inscribe, print, paint, maintain or affix on any place or in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises and on the Directory Boards, and then only such name or names and matter, and in such color, size, style, place and materials, as shall first have been approved in writing by Landlord.

     2. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities or, which in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and shall not use the name of the Building for any purpose other than as the business address of Tenant, and Tenant shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

     3. Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein (except any convenience kitchen), or use any illumination other than electric light, or use or permit to be brought into the Building any flammable oils or fluids such as gasoline, kerosene, naptha, and benzine, or any explosives, radioactive materials or other articles deemed hazardous to life, limb or property.

     4. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord or with the terms and conditions of any collective bargaining agreement to which Landlord or Landlord's agents or contractors may be a party.

     5. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, and Tenant shall not cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the public places in the Building.

     6. No Tenant shall have any property stored outside, except with the prior consent of Landlord.

     7. All sidewalks, halls, passages, exits, entrances, elevators, lobbies and stairways of the Building, if any, shall not be obstructed by any Tenant or used by him for any purpose other than for ingress to and egress from his respective Premises no shall any door be locked during normal business hours. No Tenant and no employees or invitees of Tenant shall go upon the roof of the Building.

     8. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any door of the Premises, except with the prior consent of Landlord, which consent shall not be unreasonably withheld.

     9. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

     10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals, fish or birds, bicycles or other vehicles be brought in or kept in or about the Premises or the Building. All bicycles shall be parked in areas designated by Landlord at the Building.

     11. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

     12. Landlord will direct Tenant as to where and how telephone and telegraph wire are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     13. Each Tenant, upon the termination of his tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay the Landlord therefor.

     14. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

     15. No vending machine or machines of any description shall be installed, maintained or operated outside the Premises without the written consent of Landlord. Should tenants desire vending machines of any type within their Premises, such vending machines shall be provided, maintained and serviced by Landlord or Landlord's designee.

     16. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

     17. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Landlord and strictly in accordance with all applicable law.

     18. Tenant's use of the Common Areas shall be limited to access and parking purposes and under no circumstances shall Tenant be permitted to store any goods or equipment, conduct any operations or construct or place any improvements, barriers or obstructions in the Common Areas, or otherwise adversely affect the appearance thereof, without the prior consent of Landlord.

     19. Tenant agrees to handle and dispose of all rubbish, garbage, and waste from Tenant's operations in accordance with regulations established by Landlord and not permit the accumulation or burning of any rubbish or garbage in, or about any part of the Building.

     20. Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the Building in which the same are located, or any part thereof.

     21. Tenant shall not use the plumbing facilities for any purpose other than for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units, or otherwise.

     22. Tenant shall not subject any fixtures, furnishings or equipment in or on the Premises and affixed to the realty, to any mortgages, liens, conditional sales agreements or encumbrances.

     23. Tenant shall not install any awnings or curtains, blinds, shades or screens in, on or outside the Premises which are visible to public view outside the Premises.

     24. Tenant shall not permit window cleaning or other exterior maintenance and janitorial services in and for the Premises to be performed except by such person(s) as shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord.

     25. Tenant shall not install, operate or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the over-all system and requirements therefor in the Building, or which does not bear underwriters' approval.

     26. Landlord reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its judgment may be necessary or desirable for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional Rules and Regulations which are adopted.

     27. Heating, lighting and plumbing: The Landlord or his agent should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave doors of the Premises unlocked at night.

     28. All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord, and only during such hours and in such elevators as Landlord may reasonably determine from time to time.

     29. Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the building on the window sills of the Premises.

     30. No person shall loiter in the halls, corridors or lavatories.

     31. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

     32. No Tenant shall use any method of heating other than that provided for in the Tenant's lease without the consent of the Landlord.

     33. Any damage caused to the Building or the Premises or to any person or party herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.

     34. Tenant will not store vehicles for extended periods of time in the parking garage.

     35. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule or the following Rule.

     36. All persons entering and/or leaving the Building during hours other than business hours may be required to sign a register. Landlord will notify each tenant if Landlord elects to institute a pass system outside of regular business hours.

     37. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the warehousing, manufacture or sale to the general public of beer, wine, liquor, or drugs; for rendition of medical, dental or other diagnostic or therapeutic services; as a barber, beauty or manicure shop; as an employment bureau; or for the preparation, dispensing or consumption of food and beverages in any manner not consistent with office use, unless specifically approved and agreed to in writing by Landlord and only for the exclusive use of Tenant, its employees and visitors. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for sale at retail or auction of merchandise, goods or property of any kind, except for promotional purposes, or for manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing or printing equipment and other business machines for Tenant's own requirements at the Premises; provided that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Premises.

     38. Tenant shall not take or permit any action which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by occasion or discomfort, annoyance or inconvenience to, Landlord or any other tenants or occupants of the Building. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system and if requested by Landlord shall lower and close drapes and curtains when the sun's rays fall directly on the windows of the Premises.

     39. Tenant shall comply with such rules and regulations governing parking as may be promulgated from time to time by Landlord, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas or regarding the exclusion of other spaces or areas.

     40. If any governmental license or permit shall be required for the property and lawful conduct of Tenant's business in the Premises, or any part thereof, and if failure to secure such license or permit would in any affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, and failure to procure and maintain same by Tenant shall not affect Tenant's obligations hereunder.

     41. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in such a manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

     42. In the moving, delivery of receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, Tenant shall use and shall cause its employees and contractors and any others making deliveries to the Premises to use hand trucks equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for moving, delivery or receipt of the aforementioned articles.

     43. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the building or its owner in any advertising without the express prior written consent of the Landlord.


Landlord's Initials:                        Tenant's Initials:
                    ---------------                            ----------------

                                    EXHIBIT F

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
             ------------------------------------------------------


     THIS AGREEMENT, made this ____ day of _________, 1999, by and among STARTECH ENVIRONMENTAL CORP., a ______________ corporation with offices at 79 Old Ridgefield Road, Wilton, Connecticut 06897 (hereinafter called "Tenant"), CD STATION, LLC, a Delaware limited liability company with offices c/o The Davis Companies, One Appleton Street, Boston, Massachusetts, 02116 (hereinafter called "Landlord") and MELLON BANK, N.A., a national banking association having its principal office and place of business at 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention: Real Estate Finance Department (hereinafter called "Mortgagee").

                                   WITNESSETH:

     WHEREAS, the Tenant has entered into a certain lease (the "Lease") dated September 16, 1999, with Landlord covering premises located in Wilton, Connecticut (the "Premises") and more particularly described in Exhibit "A" attached hereto and incorporated herein; and

     WHEREAS, the Mortgagee made a mortgage loan (the "Loan") to Landlord secured by, among other security, a mortgage (the "Mortgage"; which term includes all modifications, renewals, replacements, consolidations and extensions thereof) on the Premises from Landlord which Mortgage includes a certain Assignment of Leases and Rents from Landlord to Mortgagee (the "Assignment"; which term includes all modifications, renewals, replacements, consolidations and extensions thereof) pertaining to the Premises; and

     WHEREAS, Mortgagee has been requested by Tenant and Landlord to enter into a nondisturbance agreement with Tenant.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of the Tenant in and to said Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein (including, without limitation, the casualty and condemnation provisions of the Mortgage).

     2. In the event of foreclosure of said Mortgage, or in the event Mortgagee comes into possession, makes entry upon or acquires title to the Premises as a result of the enforcement or foreclosure of the Mortgage or the promissory note, or the Assignment or as a result of any other means, Mortgagee agrees that the Lease shall not thereby be terminated and further agrees that Tenant shall not be disturbed in its possession of the premises demised under the Lease for any reason other than one which would entitle the Landlord to terminate the Lease under its terms or would cause, without any further action by such Landlord, the termination of the Lease or would entitle such Landlord to dispossess the Tenant from such demised premises.

     3. Tenant agrees with Mortgagee that, if the interests of Landlord in the Premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it, or by any other manner, or if Mortgagee takes possession of or makes entry upon the Premises pursuant to the Mortgage, the Assignment or any other document evidencing or securing the Loan, Tenant shall be directly bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the terms thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were the Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee succeeding to the interest of the Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Mortgagee within twenty (20) days after Mortgagee receives title to the Premises to execute an instrument in confirmation of the foregoing provisions, satisfactory to Mortgagee, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

     4. Tenant agrees with Mortgagee that, if Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be (a) liable for any act, waiver, representation (express or implied), or omission of any prior landlord (the term "prior landlord" as used in this Section 4 includes, without limitation, the Landlord) under the Lease or otherwise, or (b) subject to any offsets, counterclaims or defenses which Tenant might have against any prior landlord, or (c) bound by any rent, percentage rent or additional rent or charges which Tenant might have paid for more than the current month to any prior landlord, or (d) bound by any security deposit or tax and/or insurance escrow which Tenant may have paid to any prior landlord, except to the extent such deposit and escrowed funds are in an escrow fund controlled by Mortgagee, or (e) bound by any amendment or modification of the Lease or any consent by any prior landlord under the Lease to any assignment or sublease of the lessee's interest in the Lease made without Mortgagee's prior written consent, or (f) bound by any provision in the Lease which obligates the Landlord to perform any construction work or to make any improvements to the Premises or any parts thereof, or (g) bound with respect to breaches other than those occurring during Mortgagee's possession of the Premises or ownership of the landlord's interest under the Lease. Tenant agrees to look solely to the landlord's interest in the Premises for recovery of any judgment from Mortgagee, it being specifically agreed that neither Mortgagee nor anyone claiming under the Mortgagee shall ever be personally liable for such judgment. Tenant further agrees with Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance other than the Mortgage without Mortgagee's prior written consent.

     5. Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease (and in any guarantees of Tenant's obligations thereunder) are being duly assigned to the Mortgagee pursuant to the terms of the Mortgage and/or the Assignment and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by the Mortgagee. Upon receipt of any such written notice from the Mortgagee, Tenant covenants and agrees to make payment of all rental payments and other charges and payments then due or to become due under the Lease directly to the Mortgagee or to the Mortgagee's agent designated in such notice, whether or not the Mortgagee has made entry or become mortgagee in possession pursuant to the Mortgage or the Assignment, and to continue to do so until otherwise notified in writing by the Mortgagee. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to the Mortgagee following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Mortgage or the Assignment or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to the Mortgagee following receipt of such notice Tenant further acknowledges and agrees: (a) that under the provisions of the Mortgage and/or Assignment, the Lease (and any guarantees thereof) cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease or to any assignments or subleases thereof, without the prior written consent of the Mortgagee, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; (b) that the interest of Landlord as lessor under the Lease (any in any guarantees of Tenant's obligations thereunder) have been assigned to the Mortgagee for the purposes specified in the Mortgage and/or the Assignment and the Mortgagee assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Mortgage and/or the Assignment, copies of which are being recorded concurrently herewith; and (c) that a default by Tenant under the Lease which is not cured within the earlier of (i) the applicable cure period provided under the Lease or (ii) the thirty (30) day period following the occurrence of such default will constitute, at Mortgagee's election, an event of default under the Lease with the Mortgagee having no obligation to provide Tenant with any notice thereof or cure opportunity therefor and notwithstanding the existence of any longer cure period provided to Tenant under the Lease.

     6. Tenant, as lessee under the Lease, hereby covenants and agrees to give the Mortgagee written notice properly specifying wherein the landlord under the Lease has failed to perform any of the covenants or obligations of the landlord under the Lease, simultaneously with the giving of any notice of such default to the landlord under the provisions of the Lease. Tenant agrees that the Mortgagee shall have the right, but not the obligation, within sixty (60) days after receipt by the Mortgagee of such notice (or within such additional time as is reasonably required to correct any such default or is provided for in the Lease, whichever is longer) to correct or remedy, or cause to be corrected or the Lease by reason of such default. Such notices to the Mortgagee shall be delivered in duplicate to:

                          Mellon Bank, N.A.
                          One Mellon Bank Center
                          1735 Market Street
                          Philadelphia, PA 19103
                          Attention:  Real Estate Finance Department

   With a copy to:        Sherin and Lodgen LLP
                          100 Summer Street
                          Boston, MA 02110
                          Attention:  Gary M. Markoff

or to such other address as the Mortgagee shall have designated to Tenant by giving written notice to Tenant at 15 Old Danbury Road, Wilton, Connecticut, or to such other address as may be designated by written notice from Tenant to the Mortgagee. All written notices required or permitted hereunder shall be sent by registered or certified mail, return receipt requested, or by recognized overnight delivery service (such as Federal Express) by telex or fax with confirmation in writing mailed first-class, in all cases with postage and charges prepaid, and shall be considered effective when received or refused.

     7. This Agreement shall bind and inure to the benefit of the parties hereto, their successor and assigns. Whenever a reference is made herein to a requirement for Mortgagee's consent, such reference shall mean that Mortgagee may give or withhold consent in its sole discretion. As used herein, the term "Tenant" shall include the Tenant, its successors and assigns, and the term "Landlord" shall include the Landlord and its successors and assigns. The foregoing references to successors and assigns of Tenant and Landlord is not intended to and does not constitute a consent by Landlord or Mortgagee to any assignment or sublease by Tenant of its interests under the Lease or any consent by Mortgagee to any assignment by Landlord of its interests under the Lease. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure, and the word "Mortgagee" shall include the Mortgagee herein specifically named and any of its successors and assigns, and anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgage, including, without limitation, any purchaser of the Premises through foreclosure or any successor or assign thereof.

     8. This Agreement shall not be modified or amended except in writing signed by all parties hereto.

     9. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

     IN WITNESS WHEREOF, the parties hereto have placed their hands and seals, the day and year first above written.

WITNESS:                                    TENANT:

                                            STARTECH ENVIRONMENTAL CORP.

------------------------------------
                                            By:________________________________
------------------------------------
                                                 Its:
                                                 Hereunto duly authorized

WITNESS:                                    LANDLORD:
                                            CD STATION, LLC
------------------------------------

------------------------------------        BY: DIV STATION, LLC

                                            By:________________________________
                                                 Name:
                                                 Title:
                                                 Hereunto duly authorized

WITNESS:                                    MORTGAGEE:
                                            MELLON BANK, N.A.
------------------------------------

                                            By:________________________________
------------------------------------              Name:
                                                  Its:
                                                  Hereunto duly authorized

STATE OF ______________                 )
                                        )  ss. ________________
COUNTY OF ____________                  )

     On this the _____ day of _______________, 1999, before me,
_________________, the undersigned officer, personally appeared
_____________________________________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the ____________________ of STARTECH ENVIRONMENTAL CORP., a corporation, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument as the free act and deed of the corporation for the purposes contained therein by signing the name of the corporation by himself/herself as such officer.

         In witness whereof, I hereunto set my hand.

                                            -----------------------------------
                                            Commissioner of the Superior Court
                                            Notary Public
[Affix Notarial Seal]                       My Commission Expires:



STATE OF ______________                 )
                                        )  ss. ________________
COUNTY OF ____________                  )

     On this the _____ day of ______________, 1999, before me,
_________________, the undersigned officer, personally appeared Paul R. Marcus, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be a manager of DIV STATION, LLC, the manager of CD STATION, LLC, a limited liability company, and that he/she, as such manager, being authorized so to do, executed the foregoing instrument as the free act and deed of the company for the purposes contained therein by signing the name of the company by himself/herself as such manager.

         In witness whereof, I hereunto set my hand.

                                            -----------------------------------
                                            Commissioner of the Superior Court/
                                            Notary Public
[Affix Notarial Seal]                       My Commission Expires:

STATE OF ______________          )
                                 ) ss. _______________
COUNTY OF ____________           )

     On this the ____ day of ________________, 1999, before me,
________________, the undersigned officer, personally appeared
__________________, who acknowledged himself/herself to be the ________________ of MELLON BANK, N.A., a national banking association, and that he/she, as such _____________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the national banking association by himself/herself as such __________________.

         In witness whereof, I hereunto set my hand.

                                            -----------------------------------
                                            Commissioner of the Superior Court
                                            Notary Public
[Affix Notarial Seal]                       My Commission Expires:

                                    EXHIBIT G

                       Form of Tenant Estoppel Certificate

     REFERENCE is made to that certain Lease or Lease Agreement dated September 16, 1999, between CD STATION, LLC as Landlord or Lessor, and the undersigned, STARTECH ENVIRONMENTAL CORP., a ____________________ corporation, as Tenant or Lessee, (said Lease or Lease Agreement, being hereinafter referred to as the "Lease"), covering certain premises located at 15 Old Danbury Road, Wilton, Connecticut (the "Building"). This Certificate is executed by the undersigned and delivered to Landlord and MELLON BANK, N.A. (hereinafter "Lender"), in connection with Landlord's acquisition of the Building and Lender's making to Landlord a certain first mortgage loan (the "Loan") secured by the Building with the recognition that Landlord and Lender are relying upon the truth, accuracy and completeness hereof in acquiring the Building and making said loan and/or in disbursing some or all of the proceeds thereof. The undersigned hereby certifies and declares as follows:

     1. The undersigned is the holder of the Tenant's interest under the Lease and the Lease is in full force and effect and has not been modified, supplemented, or amended. Except for the Lease, there are no agreements between the undersigned and the Landlord under the Lease in any way concerning the subject matter of the Lease or the premises covered by the Lease. The interests of the Tenant under the Lease have not been assigned (collaterally or otherwise) or subject to any sublet agreement.

     2. As of the date hereof all conditions or obligations under the Lease to be satisfied or performed by the Landlord have been satisfied or performed, and the Landlord is not in default under the Lease. As of the date hereof the undersigned does not assert, and is not entitled to assert, any defense to or counterclaim or offset against the enforcement of the Lease or any of the provisions thereof by the Landlord thereunder.

     3. The Commencement Date under the Lease is ____________, 1999. If there are any rights of extension or renewal remaining under the terms of the Lease, the same have not, as of the date of this Certificate, been exercised.

     4. The undersigned is current in the payment of all fixed rent and other charges due to be paid under the Lease, in full, for the period ending ____________, 1999. No rent or other sum payable under the Lease has been paid in advance of the due date thereof, and we hereby agree with Lender that Lender shall not be bound by any prepayment of rent or any other sum due to be paid under the Lease more than thirty (30) days in advance of the due date thereof unless such prepayment has been expressly approved by Lender.

     5. The amount of the security deposit given by the undersigned and held by the Landlord under the Lease is the sum of $___________. The undersigned, as Tenant under the Lease, hereby agrees not to look to the holder (including Lender) of a first mortgage on the premises covered by the Lease, as mortgagee, assignee under any collateral assignment of the Lease, mortgagee-in-possession, or successor in title to said premises, for accountability for any security deposit required or held by the Landlord under the Lease, unless said deposit has actually been received by said holder as security for the undersigned's performance under the Lease.

     6. The undersigned hereby acknowledges notice that, in connection with the Loan, the Lease and the interests of the Landlord thereunder have been or are being assigned to Lender through an Assignment of Leases (or other document) which provides, among other things, that the Landlord shall not, without

Landlord's prior written consent, modify, terminate, or accept surrender of the Lease or reduce, abate, or accept prepayment of any rent payable under the Lease. The undersigned hereby certifies that, to the best of its knowledge, there have been no prior assignments of the Lease.

     7. The undersigned hereby certifies that the attached copy of the Lease is a true and complete copy of the Lease, as amended to date.

     8. The undersigned does not engage in the generation, storage or disposal of hazardous wastes or hazardous substances and the building(s) are not and shall not be used for such purposes. The undersigned has no notice of any local, state or federal environmental regulatory action regarding the building(s) or the real property on which it is located. the undersigned agrees to send to Lender a copy of any notice received of any pending or threatened environmental regulatory action and notify Lender of any release or discharge of any hazardous substances on the property or in the building. Such notice shall be delivered to Lender in the same manner required for notices under a certain Subordination, Nondisturbance and Attornment Agreement executed by the undersigned in connection with the Loan.

     9. The undersigned has not made nor is there presently contemplated any assignment by the undersigned for the benefit of creditors or any filing by the undersigned of a proceeding under the United States Bankruptcy Code or similar laws of any state seeking the liquidation or reorganization of the undersigned, and to the undersigned's knowledge no such proceedings are currently pending or threatened against the undersigned.

     10. The undersigned acknowledges that Lender may, from time to time, including in connection with advances under the Loan, request the undersigned to reaffirm the status of the matters covered by this Certificate. The undersigned agrees to respond to these requests in as prompt a manner as possible so as not to unduly delay any scheduled Loan advance.

         EXECUTED as a sealed instrument this ____ day of _______________, 1999.

                                            STARTECH ENVIRONMENTAL CORP.


________________________                    By:________________________________
                                                 Its:
                                                 Hereunto Duly Authorized